NALCO HOLDING COMPANY

FORM PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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NALCO HOLDING COMPANY

(Name of Registrant as Specified In Its Charter)

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NALCO HOLDING COMPANY
1601 W. Diehl Road
Naperville, IL 60563-1198

March 22, 2006

Dear Fellow Shareholders:

On behalf of your Board of Directors, we are pleased to invite you to attend the 2006 Annual Meeting of Shareholders of NALCO HOLDING COMPANY. The meeting will be held on Thursday, May 4, 2006, at 9:00 a.m., local time, in the Nalco Company Corporate Offices at 1601 W. Diehl Road in Naperville, Illinois, USA.

At this meeting, you will be asked to:

(1)	Elect three (3) Class II Directors;

(2)	Ratify the Audit Committee's selection of an Independent Registered Public Accounting Firm to audit Nalco Holding Company’s financial statements for 2006;

(3)	Approve an Amended and Restated Management Incentive Plan; and

(4)	Transact any other business properly brought before the meeting.

The enclosed notice and proxy statement contain details about the business to be conducted at the meeting. You may also read the notice and proxy statement on Nalco Holding Company’s Web site at www.nalco.com.

To assure that your shares are represented at the meeting, we urge you to mark your choices on the enclosed proxy card, sign and date the card and return it promptly in the envelope provided. Please see the proxy statement and the enclosed proxy card for details about voting options. If you are able to attend the meeting and wish to vote your shares personally, you may do so at any time before the proxy is voted at the meeting.

Sincerely,
/s/ William H. Joyce
Dr. William H. Joyce Chairman and Chief Executive Officer

NALCO HOLDING COMPANY
1601 W. Diehl Road
Naperville, IL 60563-1198

Notice of Annual Meeting of Shareholders

Time:	9:00 a.m. on Thursday, May 4, 2006
Place:	Nalco Holding Company Nalco Company Corporate Offices 1601 W. Diehl Road Naperville, IL 60563-1198
Items of Business:	(1) To elect three (3) Class II Directors to serve until the 2009 Annual Meeting and until their successors are elected and qualified.
(2) To ratify the selection of Ernst & Young LLP as Nalco Holding Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2006.
(3) To approve an Amended and Restated Management Incentive Plan.
(4) To transact such other business as may properly come before the meeting.
Who Can Vote:	You can vote if you were a shareholder of record as of the close of business on March 8, 2006.
Annual Report:	A copy of Nalco Holding Company’s 2005 Annual Report is enclosed.
Date of Mailing:	This notice and the proxy statement are first being mailed to shareholders on or about March 22, 2006.

By Order of the Board of Directors of Nalco Holding Company
/s/ Stephen N. Landsman
Stephen N. Landsman Secretary

YOUR VOTE IS IMPORTANT

It is important that your shares are represented and voted at the Annual Meeting. Whether or not you plan to attend the meeting, please provide your proxy by marking, dating and signing the enclosed proxy card and returning it promptly in the enclosed envelope. Please read the accompanying proxy statement and the voting instructions printed on your proxy card for details about voting procedures. If you are able to attend the meeting and wish to vote your shares personally, you may do so at any time before the polls close at the meeting.

NALCO HOLDING COMPANY
1601 W. Diehl Road
Naperville, IL 60563-1198

PROXY STATEMENT
For Annual Meeting of Shareholders To Be Held On
May 4, 2006

The Board of Directors (the ‘‘Board of Directors’’ or the ‘‘Board’’) of Nalco Holding Company, a Delaware corporation (‘‘Nalco’’ or the ‘‘Company’’), is soliciting the enclosed proxy for use at the Annual Meeting of Shareholders of the Company to be held at 9:00 a.m. (Central Daylight Savings Time), on Thursday, May 4, 2006, in the Nalco Company Corporate Offices at 1601 W. Diehl Road, Naperville, IL 60563-1198 USA. This proxy statement contains information about the matters to be voted on at the meeting and the voting process, as well as information about the Company’s Directors and most highly paid executive officers.

GENERAL INFORMATION ABOUT THE MEETING

What is the purpose of the annual meeting?

At the annual meeting, shareholders will vote upon several important Company matters. In addition, management will report on the Company's performance over the last fiscal year and, following the meeting, respond to questions from shareholders.

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because the Company’s Board of Directors is soliciting your proxy to vote your shares at the annual meeting. As a shareholder, you are invited to attend the meeting and are entitled to vote on the items of business described in this proxy statement.

Who may attend the annual meeting?

All shareholders of record as of March 8, 2006, or their duly appointed proxies, may attend the meeting. Seating is limited and admission is on a first-come, first-served basis. Please note that if you hold shares in a ‘‘street name’’ (that is, in a brokerage account or through a bank or other nominee), you will need to bring personal identification and a copy of a statement reflecting your share ownership as of March 8, 2006 and check in at the registration desk at the meeting.

What am I voting on?

You will be voting on the following three items of business at the annual meeting:

•	The election of three (3) Class II Directors to serve until the 2009 Annual Meeting of the Company's Shareholders and until their successors are elected and qualified;

•	The ratification of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2006; and

•	The approval of an Amended and Restated Management Incentive Plan.

We will also consider other business that properly comes before the meeting.

Who may vote?

You may vote if you owned Nalco common stock as of the close of business on the record date, March 8, 2006. Each share of Nalco common stock is entitled to one vote. As of March 8, 2006, Nalco had 142,809,895 shares of common stock outstanding.

How does the Board of Directors recommend that I vote?

The Company’s Board of Directors unanimously recommends that you vote your shares ‘‘FOR’’ each of the nominees named in this proxy statement for election to the Board, ‘‘FOR’’ the ratification of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm and ‘‘FOR’’ the approval of the Amended and Restated Management Incentive Plan.

How do I vote before the meeting?

For Shares Registered Directly in the Name of the Shareholder. Shareholders with shares registered directly in their name in the Company's stock records maintained by the Company’s transfer agent, Computershare Trust Company, N.A., may vote their shares by mailing their signed proxy card. Specific instructions to be followed by registered shareholders are set forth on the enclosed proxy card.

For Shares Registered in the Name of a Brokerage Firm or Bank. Shareholders who hold shares in street name may vote by mail by completing, signing and returning the voting instruction form provided by their brokerage firms, banks or other nominees. In addition to voting by mail, a number of brokerage firms and banks are participating in a program provided through ADP that offers telephone and Internet voting options (as well as the option to receive future shareholder communications including proxy materials through the Internet and not through the mail). If your shares are held in an account with a brokerage firm or bank participating in the ADP Investor Communication Services program, you may vote those shares telephonically by calling the telephone number shown on the voting instruction form received from your brokerage firm or bank, or by accessing the Internet as described on the voting instruction form.

May I vote confidentially?

Your proxy will not be available for examination nor will your vote be disclosed prior to the tabulation of the final vote at the annual meeting except (i) to meet applicable legal requirements, (ii) to allow the independent election inspectors to count and certify the results of the vote or (iii) where there is a proxy solicitation in opposition to the Board of Directors, based upon an opposition proxy statement filed with the Securities and Exchange Commission (‘‘SEC’’). The independent election inspectors may at any time inform the Company whether or not a shareholder has voted. The Company will hold proxy cards and ballot cards after the election and they may not be held in confidence.

Can I vote at the meeting?

Shares registered directly in your name as the shareholder of record may be voted in person at the annual meeting. Shares held in street name may be voted in person only if you obtain a legal proxy from the broker or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the meeting, you are encouraged to vote your shares by proxy. You may still vote your shares registered in your name in person at the meeting even if you have previously voted by proxy.

Will I have any rights of appraisal or similar rights of dissenters?

You will not have any rights of appraisal or similar rights of dissenters with respect to the matters to be acted upon at the meeting, regardless of whether you vote for or against the proposals.

Can I change my mind after I vote?

You may change your vote at any time before the polls close at the meeting. You may do this by:

•	signing another proxy card with a later date and returning it to the Company prior to the meeting;

•	giving written notice to the Secretary of the Company; or

•	voting again at the meeting.

Your attendance at the meeting will not have the effect of revoking a proxy unless you notify the Secretary of the Company in writing before the polls close that you wish to revoke a previous proxy.

Who conducts the proxy solicitation and how much will it cost?

The Company is asking for your proxy for the annual meeting and will pay all the costs of asking for shareholder proxies. The Company has hired Georgeson Shareholder Communications, Inc. to help the Company collect information about shares registered in the name of brokerage firms or banks. Georgeson's fee for these services is $2,000 plus out-of-pocket expenses. The Company can ask for proxies through the mail or personally by telephone, fax or other means. The Company can use directors, officers and regular employees of the Company to ask for proxies. These employees do not receive additional compensation for these services. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of the Company's common stock.

Who will count the votes?

Representatives of Computershare Trust Company N.A. will count the votes and will serve as the independent inspector of election.

What if I return my proxy card but do not provide voting instructions?

If you provide specific voting instructions, your shares will be voted as you instruct. If you sign and return a proxy card but do not specify how your shares are to be voted, the persons named as the Proxy Committee on the proxy card will vote your shares in accordance with the Board of Directors' recommendations. These recommendations are:

•	FOR the election of each of the nominees for director named in this proxy statement (Mr. Chase, Mr. Marchese and Mr. O’Neill);

•	FOR the ratification of Ernst & Young LLP as the Company’s Independent Registered Public Accounting firm for the fiscal year 2006; and

•	FOR the approval of the Amended and Restated Management Incentive Plan.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with brokers and/or the Company’s transfer agent. Please vote all of these shares. It is recommended that you contact your broker and/or the Company’s transfer agent to consolidate as many accounts as possible under the same name and address. The transfer agent is Computershare Trust Company N.A., which may be contacted at www.computershare.com.

Will my shares be voted if I do not provide my proxy?

Your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under the New York Stock Exchange rules to cast votes on certain ‘‘routine’’ matters if they do not receive instructions from their customers. The election of directors, the proposal to ratify the selection of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for fiscal year 2006 and the approval of the Amended and Restated Management Incentive Plan are considered routine matters for which brokerage firms may vote unvoted shares. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a ‘‘broker non-vote.’’

How can I attend the meeting?

The annual meeting is open to all holders of Nalco common stock as of the close of business on March 8, 2006, or their duly appointed proxies. You will need proof of ownership of Nalco's common stock to enter the meeting. If you are a shareholder whose shares are registered in your own name, you may bring these materials as proof of ownership. If you plan to attend the meeting, please so indicate when you vote and bring the proof of ownership with you to the meeting. If your shares are held in the name of a bank, broker or other holder of record, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker is an example of proof of ownership. Admittance to the annual meeting will be based upon availability of seating. All shareholders will be required to present valid picture identification. IF YOU DO NOT HAVE VALID PHOTO IDENTIFICATION AND PROOF THAT YOU OWN NALCO COMMON STOCK, YOU MAY NOT BE ADMITTED INTO THE MEETING.

May shareholders ask questions?

Yes. Representatives of the Company will answer shareholders' questions of general interest following the meeting. In order to give a greater number of shareholders an opportunity to ask questions, individuals or groups will be allowed to ask only one question and no follow-up questions or questions covering the same subject as a previously asked question (as determined by the Chairman of the Board of Directors) will be permitted.

How many votes must be present to hold the meeting?

In order for the Company to conduct its annual meeting, a majority of the issued and outstanding shares of Nalco common stock, as of March 8, 2006, must be present in person or represented by proxy at the meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting. Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by Internet, telephone or mail.

How many votes are needed to elect directors?

The three (3) nominees receiving the highest number of ‘‘FOR’’ votes will be elected as directors. This number is called a plurality. If any of the three nominees who is elected receives a greater number of ‘‘WITHHOLD’’ votes than ‘‘FOR’’ votes, such director shall tender his or her resignation for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee shall recommend to the Board of Directors the action to be taken with respect to such resignation and the Board of Directors may accept that resignation or may reject that resignation (if the Director is willing to continue his or her service on the Board of Directors).

You may vote ‘‘FOR’’ all of the nominees or you may vote ‘‘WITHHOLD FROM ALL NOMINEES’’ or withhold from particular nominees. Unless you mark ‘‘WITHHOLD FROM ALL NOMINEES’’ or withhold from particular nominees, your proxy will be voted ‘‘FOR’’ each of the Director nominees named in this proxy statement. There is no cumulative voting permitted for the director election.

How many votes are needed to approve the other proposals?

Each of the Company's proposals will be considered separately. The ratification of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm and the approval of the Amended and Restated Management Incentive Plan must receive the ‘‘FOR’’ vote of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting. For each of these items, you may vote ‘‘FOR,’’ ‘‘AGAINST’’ or ‘‘ABSTAIN.’’ Abstentions will be counted as shares present and entitled to vote at the meeting. Accordingly, abstentions will have the same effect as a vote ‘‘AGAINST’’ the proposals. Broker non-votes will not be counted as shares present and entitled to vote with respect to the particular matter on which the broker has not voted. Thus, broker non-votes will not affect the outcome of any of the matters to be voted on at the meeting.

What if other matters are presented for consideration at the annual meeting?

As of the date of this Proxy Statement, management knows of no matters that will be presented for consideration at the meeting other than those matters discussed in this proxy statement. If any other matters properly come before the meeting and call for a vote of shareholders, validly executed proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board of Directors, or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

What is the Board member annual meeting attendance policy?

Each board member is expected to attend the Company's annual meeting. Eight of the Company’s nine Directors attended the annual meeting of stockholders in 2005.

GOVERNANCE OF THE COMPANY

The business and affairs of the Company are managed under the direction of the Board of Directors. The Board believes that good corporate governance is a critical factor in achieving business success and in fulfilling the Board's responsibilities to shareholders. The Board believes that its corporate governance practices align management and shareholder interests. Highlights of the Company’s corporate governance practices are described below.

What is the composition of the Board of Directors and how often are members elected?

Our Board of Directors presently consists of nine (9) Directors and it is divided into three classes; each of the classes has three members. As discussed in more detail later in this section, the Board has determined that five of the nine continuing Directors are independent under the rules of the SEC and the New York Stock Exchange (‘‘NYSE’’): Mr. Chase, Mr. Marchese, Mr. O’Neill, Mr. Pertz, and Mr. Sanders. Each of Mr. Chase, Mr. Marchese and Mr. O’Neill are incumbent nominees for election at this meeting. On August 11, 2005, the Board of Directors accepted the resignations of Mr. Leon Black and Mr. Richard Friedman from the Board of Directors and from the Company’s Nominating and Corporate Governance Committee.

The terms of three of the Directors, Mr. Chase, Mr. Marchese and Mr. O’Neill, expire on the date of this year's annual meeting, May 4, 2006 (‘‘Class II Directors’’). Each of these Class II Directors is standing for election at this annual meeting. The terms of Mr. Chu, Mr. Harris and Mr. Mehra expire on the date of the 2007 annual meeting (‘‘Class III Directors’’) and the terms of Dr. Joyce, Mr. Pertz and Mr. Sanders expire on the date of the 2008 annual meeting (‘‘Class I Directors’’).

How often did the Board meet in fiscal 2005?

The Board of Directors met six times, the Audit Committee met ten times, the Compensation Committee met four times, the Nominating and Corporate Governance Committee met three times and the Safety, Health & Environment Committee, which was formed at the November 10, 2005 meeting of the Board of Directors, met one time during fiscal 2005. Each of the Company’s Directors, except Mr. Chu who had unavoidable conflicts for certain meetings, attended 75% or more of the meetings of the Board and the Committees of which he was a member (held during the period he served as a director). Mr. Chase and Mr. Marchese were elected to the Board on May 5, 2005 and Mr. Sanders was elected and accepted his position on the Board on January 10, 2005.

What are the committees of the Board?

The Board of Directors has standing Audit, Compensation, Nominating and Corporate Governance and Safety, Health and Environment Committees. The Safety, Health and Environment Committee was formed by act of the Company’s Board on November 10, 2005. The charters for the Committees are available on the Company's Web site at www.nalco.com.

Name of Committee and Members	Functions of the Committee	Number of Meetings in Fiscal 2005
Audit:
Mr. Douglas A. Pertz, Audit Committee Financial Expert and Chairman, Mr. Rodney F. Chase Mr. Richard B. Marchese	•hire or terminate an Independent Registered Public Accounting Firm (‘‘independent auditor’’), approve the overall scope of the audit and approve any work performed by such auditor unrelated to the Company’s annual audit	10
	•review and discuss financial information prior to it being filed with the SEC
	•assist the Board in monitoring the integrity of the Company’s financial statements, the independent auditor's qualifications and independence, the performance of the independent auditors, the Company’s internal audit function and compliance with legal and regulatory requirements
	•annually review an independent auditor's report describing the auditing firm's internal quality-control procedures, any material issues raised by the most recent internal quality control review, or peer review, of the auditing firm
	•discuss the annual audited financial and quarterly statements with management and the independent auditor
	•discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies
	•discuss policies with respect to risk assessment and risk management
	•meet separately, periodically, with management, internal auditors and independent auditor
	•review with the independent auditor any audit problems or difficulties with managements' responses
	•set clear hiring policies for employees or former employees of the independent auditors
	•annually review the adequacy of the audit committee's written charter
	•handle such other matters as delegated to the audit committee by the Board of Directors
	•report regularly to the full Board of Directors
	•evaluate the performance of the audit committee

The Audit Committee operates under a written charter adopted by the Board of Directors, which is available through the Company’s Web site at www.nalco.com.

The Board of Directors has determined that Mr. Chase, Mr. Marchese and Mr. Pertz are independent within the meaning of applicable SEC regulations and the listing standards of the NYSE and that Mr. Pertz is qualified as an audit committee financial expert within the meaning of Section

407 of the Sarbanes-Oxley Act and applicable SEC regulations. The Board has also determined that each member of the Audit Committee is financially literate within the meaning of the NYSE listing standards.

Name of Committee and Members	Functions of the Committee	Number of Meetings in Fiscal 2005
Compensation: Mr. Paul H. O’Neill, Chairman, Mr. Rodney F. Chase Mr. Chinh E. Chu Mr. Joshua J. Harris Mr. Sanjeev K. Mehra Mr. Douglas A. Pertz Mr. Daniel S. Sanders	•review key employee compensation policies, plans and programs •review and approve the compensation of the Company’s chief executive officer and other executive officers and individuals reporting to the chief executive officer •develop and recommend to the Board of Directors compensation for the Board members •review and approve employment contracts and other similar arrangements with executive officers •review and consult with the chief executive officer on the selection of officers and evaluation of executive performance and other matters	4
	•review administration of stock plans and other incentive compensation plans
	•oversee compliance with any applicable compensation reporting requirements of the SEC
	•approve the appointment and removal of trustees and investment managers for pension fund assets
	•retain consultants to advise the committee on executive compensation practices and policies
	•handle other matters that are delegated to the committee by the Board of Directors

The Compensation Committee operates under a written charter adopted by the Board of Directors which is available through the Company’s Web site at www.nalco.com. It is anticipated that before August 17, 2006, the one-year anniversary of the Company no longer being a ‘‘Controlled Company,’’ each of the members of the Compensation Committee will be independent within the meaning of applicable SEC regulations and the listing standards of the NYSE.

The Board of Directors has determined that Mr. Chase, Mr. Marchese, Mr. O’Neill, Mr. Pertz and Mr. Sanders are independent within the meaning of applicable SEC regulations and the listing standards of the NYSE.

Name of Committee and Members	Functions of the Committee	Number of Meetings in Fiscal 2005
Nominating and Corporate Governance: Mr. Rodney F. Chase, Chairman, Mr. Richard B. Marchese Mr. Douglas A. Pertz	•develop and recommend criteria for selecting new directors •screen and recommend to the Board of Directors individuals qualified to become executive officers •oversee evaluations of the Board of Directors, and its members and committees of the Board of Directors •receive and evaluate communications from shareholders directed to the Board and non-management members of the Board	3
	•develop and recommend to the Board a set of corporate governance principles
	•handle such other matters that are specifically delegated to the nominating and corporate governance committee by the Board of Directors

The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors which is available through the Company’s Web site at www.nalco.com.

The Board of Directors has determined that Mr. Chase, Mr. Marchese and Mr. Pertz are independent within the meaning of applicable SEC regulations and the listing standards of the NYSE.

Name of Committee and Members	Functions of the Committee	Number of Meetings in Fiscal 2005
Safety, Health and Environment: Mr. Daniel S. Sanders, Chairman, Mr. Rodney F. Chase Mr. Paul H. O’Neill	•oversee, review and receive updates at each meeting of SHE policies, programs and practices, SHE risks, SHE statistics, pending SHE matters, and industry best practices •oversee and review regulatory, environmental, and health and safety trends, issues and concerns which affect or could affect SHE practices, including overall environmental compliance, clean-up and remediation efforts	1
	•report to the Board regularly concerning implementation of policies and assist the Board in assuring compliance with and implementation of these policies to improve SHE practices, or to further the interests of employees, customers, shareholders, or neighboring communities

The Safety, Health and Environment Committee operates under a written charter adopted by the Board of Directors which is available through the Company’s Web site at www.nalco.com.

The Company’s Executive Committee met one time during 2005 while the Company was still a ‘‘Controlled Company’’ under NYSE regulations. By resolution of the Board of Directors, at its November 10, 2005 meeting, the Executive Committee was terminated.

How does the Board select nominees for the Board?

The Board of Directors and Nominating and Corporate Governance Committee consider candidates for Board membership suggested by the Board or Nominating and Corporate Governance

Committee members, consistent with the limits of the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, the Company's Corporate Governance Guidelines and charter of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee's charter provides that it may retain a third-party executive search firm to identify candidates from time to time. (Currently, the Committee has not retained a search firm and no search firm was used for any of the current directors.)

The Board's and Nominating and Corporate Governance Committee's assessment of a proposed candidate will include a review of, among other things, the person's integrity, experience, specialized expertise in the industry, independence, understanding of issues affecting the Company, time availability, and such other factors as the Nominating and Corporate Governance Committee determines are relevant in light of the needs of the Board of Directors. The Committee also considers the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. For a shareholder to submit a candidate for consideration by the Nominating and Corporate Governance Committee, a shareholder must notify Nalco's Corporate Secretary at the Nalco Company offices at 1601 W. Diehl Road, Naperville, IL 60563-1198 pursuant to the Company’s Bylaws and subject to applicable requirements of the federal securities laws and regulations. Such shareholder's notice will include the following information:

•	the name and address of the recommending shareholder(s), and the class and number of shares of the Company’s common stock that are beneficially owned by the recommending shareholder(s),

•	the name, age, business address and principal occupation and employment of the recommended nominee,

•	any information relevant to a determination of whether the recommended nominee meets the criteria for Board of Directors membership established by the Board of Directors and/or the Nominating and Corporate Governance Committee,

•	any information regarding the recommended nominee relevant to a determination of whether the recommended nominee would be considered independent under the applicable New York Stock Exchange rules,

•	all other information relating to the recommended nominee that is required to be disclosed in solicitations for proxies in an election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including, without limitation, information regarding (1) the recommended nominee's business experience over the past five years, (2) the class and number of the Company’s shares, if any, that are beneficially owned by the recommended nominee and (3) material relationships or transactions, if any, between the recommended nominee and the Company or management,

•	a description of any business or personal relationships between the recommended nominee and the recommending shareholder(s),

•	a statement, signed by the recommended nominee, (1) verifying the accuracy of the biographical and other information about the nominee that is submitted with the recommendation and (2) affirming the recommended nominee's willingness to be a director, and

•	if the recommending shareholder(s) has beneficially owned more than 5% of the Company’s voting stock for at least one year as of the date the recommendation is made, evidence of such beneficial ownership as specified in the rules and regulations of the SEC.

The Nominating and Corporate Governance Committee considers individuals recommended by shareholders in the same manner and to the same extent as it considers director nominees identified by other means. The Chairman of the Nominating and Corporate Governance Committee will make exploratory contacts with those nominees whose skills, experiences, qualifications and personal attributes satisfy those that the Nominating and Corporate Governance Committee has identified as essential for a nominee to possess, as described above. Then, an opportunity will be arranged for the members of the Nominating and Corporate Governance Committee or as many members as can do so to meet the potential nominees. The Nominating and Corporate Governance Committee will then select a nominee to recommend to the Board of Directors for consideration and appointment. Board members appointed in this manner will serve, absent unusual circumstances, until their election by the Company’s shareholders at the next annual meeting of shareholders. The Board and Nominating and Corporate Governance Committee have not received director nominations from any shareholders outside the Board or Nominating and Corporate Governance Committee.

How are directors compensated?

Dr. Joyce is the only Director who is also an employee of the Company or one of its affiliates. Dr. Joyce receives no additional compensation for his service on the Board of Directors. Each non-management Director receives the following compensation for his services on the Board of Directors and its Committees: (a) $45,000 annual retainer paid in equal quarterly installments, (b) $1,500 for each attended Board or Committee meeting, (c) the Chairperson of the Audit Committee receives an additional annual payment of $10,500 paid in equal quarterly installments, (d) the Chairperson of each of the other Committees receives an additional annual payment of $6,000 paid in equal quarterly installments, and (e) equity compensation with an annual target value of $65,000. Pursuant to the 2004 Stock Incentive Plan, each of the non-management Directors received 2,000 restricted stock units in 2005 and 3,670 restricted stock units on February 15, 2006. The restricted stock units granted to Mr. Mehra transferred to The Goldman Sachs Group, Inc.

How much Nalco stock do the directors own?

Stock ownership information for each director nominee and continuing director as of December 31, 2005 is shown in the table on page 22. On November 10, 2005, the Board of Directors accepted a recommendation of the Nominating and Corporate Governance Committee to require Directors to hold an amount of equity in Nalco Holding Company equal to three times the Director’s annual cash retainer amount, such equity ownership level to be reached within three years after joining the Board of Directors. This stock ownership policy is reflected in the Company’s Corporate Governance Guidelines (the ‘‘Guidelines’’). The full text of the Guidelines can be found on the Company's Web site at www.nalco.com. A copy may also be obtained upon request from the Company's Corporate Secretary.

How does the Board determine which directors are considered independent?

The Board reviewed each of Mr. Chase, Mr. Marchese, Mr. O’Neill, Mr. Pertz and Mr. Sanders against the Guidelines, adopted by the Board, and the independence requirements of the SEC and the NYSE to determine independence. Pursuant to the Guidelines, director independence is reviewed periodically, based on questionnaires completed by each of the Directors. During this review, transactions and relationships between each Director or any member of his or her immediate family and the Company and its subsidiaries and affiliates are considered. As provided in the Guidelines, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with the initial determination that the Director is independent.

As a result of the Board’s initial review of the Directors’ independence and the questionnaires, Mr. Chase, Mr. Marchese, Mr. O’Neill, Mr. Pertz and Mr. Sanders are independent of the Company and its management. Mr. Sanders retired from ExxonMobil Corporation, a Nalco Company customer, in August, 2004, prior to his joining the Board in January, 2005. Mr. Sander's retirement income from ExxonMobil Corporation is not contingent on any continued service or consulting agreement with ExxonMobil Corporation and his former employment with ExxonMobil does not impact his independence on the Board. Mr. Chase retired from BP, a Nalco Company customer, in April, 2003, prior to his joining the Board in May, 2005. Mr. Chase's retirement income from BP is not contingent on any continued service or consulting agreement with BP and his former employment with BP does not impact his independence on the Board. Mr. Marchese retired from Georgia Gulf Corporation, a customer of Nalco, at the end of 2003 prior to his joining the Board in May 2005. Mr. Marchese’s retirement income from Georgia Gulf Corporation is not contingent on any continued service or consulting arrangement with Georgia Gulf Corporation and his former employment with Georgia Gulf Corporation does not impact his independence on the Board. Mr. O’Neill has been a Special Advisor at The Blackstone Group L.P. since March 2003. Prior to that, he served as U.S. Secretary of the Treasury during 2001 and 2002 and was Chief Executive Officer of Alcoa Inc., a customer of Nalco Company, from 1987 to 1999 and Chairman of the Board from 1997 to 2000. Mr. O’Neill’s retirement income from Alcoa Inc. is not contingent on any continued service or consulting arrangement with Alcoa Inc. and neither his former employment with Alcoa Inc. nor his advisory position with The Blackstone Group L.P. impact his independence on the Board. Similarly, Mr. Pertz has no relationships or transactions which would impact his independence.

Mr. Chase, Mr. Marchese, Mr. O’Neill, Mr. Pertz and Mr. Sanders do not serve on the audit committees of more than three public companies. Dr. Joyce is not considered an independent director because of his employment as Chief Executive Officer of the Company. Mr. Chu, Mr. Harris, and Mr. Mehra may not be considered independent directors because of their affiliations with certain of the Company’s Sponsors (described below), and the Company is not presently treating these Directors as independent for purposes of determining its compliance with NYSE and SEC requirements.

Mr. Chu is associated with one of the Company’s Sponsors: The Blackstone Group; Mr. Chu is a Senior Managing Director of Blackstone. Mr. Harris is associated with one of the Company’s Sponsors: Apollo Management L.P.; Mr. Harris is a founding partner of Apollo Management. Mr. Mehra is associated with one of the Company’s Sponsors: GS Capital Partners; Mr. Mehra is a Managing Director of Goldman, Sachs & Co.'s Principal Investment Area and a member of its Investment Committee.

Are there any other material business relationships with entities associated with the Company’s Directors?

a.    Stockholders Agreement

The Company, Nalco LLC and certain members of Nalco LLC controlled by the Sponsors, entered into a stockholders agreement in November 2004. The stockholders agreement provides that following the date on which Nalco was no longer a ‘‘Controlled Company’’ under Section 303A of the New York Stock Exchange Corporate Governance Standards, for so long as Nalco LLC and the Sponsors and certain Sponsor affiliates, collectively, continues to beneficially own more than 35% of the Company’s outstanding common stock, Nalco LLC and the Sponsors shall retain the right to designate four nominees for election to the Board of Directors, subject to compliance with the New York Stock Exchange rules, three of which shall be allocated evenly among the Sponsors with the fourth, which may be the Company’s Chief Executive Officer, to be nominated by agreement of the Sponsors. If Nalco LLC and the Sponsors and certain Sponsor affiliates, collectively, continues to beneficially own (1) less than 35% but at least 25% of the Company’s outstanding common stock, Nalco LLC and the Sponsors will retain the right to designate three director nominees; (2) less than 25% but at least 15% of the Company’s outstanding common stock, Nalco LLC and the Sponsors will retain the right to designate two director nominees; and (3) less than 15% but at least 10% of the Company’s outstanding common stock, Nalco LLC and the Sponsors will retain the right to designate one director nominee, and in each case, Nalco LLC and the Sponsors will cause such number of directors nominated by Nalco LLC to resign as would be necessary to make the number of remaining directors correspond with Nalco LLC's and the Sponsors’ designation rights unless the Board decides that any such directors should continue to serve on the Board. Once Nalco LLC and the Sponsors and certain Sponsor affiliates, collectively, beneficially own less than 10% of the Company’s outstanding common stock, Nalco LLC and the Sponsors shall have no right to designate directors. Pursuant to the stockholders agreement, any Sponsor that does not have the right, through Nalco LLC or otherwise, to nominate a director to the Board of Directors, shall have the right to nominate a non-voting observer to attend Board meetings.

On August 17, 2005, Nalco LLC sold 33.35 million shares of Nalco Holding Company common stock in an underwritten public offering at $18.41 per share, for gross proceeds of approximately $533.9 million (the ‘‘Secondary Offering’’). The Sponsors received all of the proceeds from this

Secondary Offering. Following the Secondary Offering the number of shares held by Nalco LLC was reduced to less than 50%, thereby removing Nalco Holding Company’s ‘‘Controlled Company’’ designation under Section 303A of the New York Stock Exchange Corporate Governance Standards.

b.    Nalco LLC Limited Liability Company Operating Agreement

The Sponsors, Dr. William H. Joyce, William J. Roe, Bradley J. Bell, Daniel M. Harker and certain other members of management beneficially own capital stock in the Company through Nalco LLC. The limited liability company operating agreement of Nalco LLC (the ‘‘Operating Agreement’’) provides: (1) for the governance of the Company, and its material subsidiaries, (2) specific rights to the holders of Nalco LLC's limited liability company interests with respect to those interests, such as tag-along and drag-along rights and (3) specific rights with respect to certain sales of capital stock of the Company, and its material subsidiaries, such as transfer restrictions and registration rights.

All significant decisions involving Nalco LLC and any voting or other rights to be exercised in respect of its direct or indirect subsidiaries require the approval of the board of directors of Nalco LLC or the Sponsor members of Nalco LLC, including the approval of directors appointed by at least two of the three Sponsors (or two of the three Sponsors as members). If either The Blackstone Group or Apollo Management sells more than two-thirds of its initial equity stake in Nalco LLC or if GS Capital Partners sells more than 51.5% of its initial equity stake in Nalco LLC, that Sponsor will lose one of its two director designation rights. If either Blackstone or Apollo sells more than 90% of its initial equity stake in Nalco LLC or if GS Capital Partners sells more than 85.5% of its initial equity stake in Nalco LLC, that Sponsor will lose its remaining director designation right but will retain appropriate information rights and the right to designate an observer to attend Nalco LLC board meetings. If one Sponsor has the right to appoint only one director to the Nalco LLC board but the other two Sponsors continue to have the right to appoint two directors, then all Nalco LLC board decisions will require the approval of the designees of the two Sponsors that are still entitled to appoint two directors. If at least two of the Sponsors no longer have the right to appoint two directors to the Nalco LLC board, then the rule requiring approval of board designees of at least two of the Sponsors will no longer be operative. Actions by members of Nalco LLC will similarly require approval of two of the three Sponsors in those circumstances in which the relative equity ownership of Nalco LLC would require that actions be taken by director appointees of two of the three Sponsors.

On December 31, 2005, the Sponsors entered into an amendment of the Operating Agreement that provides that the direct ownership of the Sponsors in the Company will be considered in determining the ownership thresholds in Nalco LLC under the Operating Agreement.

c.    Monitoring Fee Agreement/Sponsor Services Agreement

Following the Sponsors' acquisition of Nalco Company in November 2003, affiliates of the Sponsors entered into a monitoring fee agreement under which these affiliates of the Sponsors agreed to provide certain structuring, advisory, and management services to the Company and to Nalco Company for a twelve-year period, unless earlier terminated by agreement between the Company and the Sponsors or until such time as the Sponsors' direct or indirect ownership of the Company fell below 5%. The annual monitoring fee under this monitoring fee agreement was equal to the greater of $10 million or 2% of the Company’s EBITDA for the preceding fiscal year.

The Company amended and restated the monitoring fee agreement on November 10, 2004, pursuant to which the monitoring services provided to the Company by the Sponsors' affiliates were terminated. The Company paid the Sponsors' affiliates a termination fee of $35.0 million. The amended and restated agreement, which is referred to as the ‘‘sponsor services agreement,’’ will provide the Sponsors' affiliates with a right of first refusal to provide the Company with financial advisory services in exchange for mutually agreeable compensation. This right of first refusal will terminate when the Sponsors directly or indirectly hold less than 5% of the Company’s outstanding common stock.

The Company has agreed to indemnify the Sponsors and their affiliates, directors, officers and representatives for losses relating to the services contemplated by the monitoring fee/sponsor services agreement and their engagement of the affiliates of the Sponsors pursuant to, and the performance by them of the services contemplated by, the monitoring fee/sponsor services agreement.

d.    Management Members Agreements

Pursuant to management members agreements Nalco LLC entered into with certain members of the Company’s management, each management unitholder in Nalco LLC has the right to "put" his/her class A units in Nalco LLC, as well as his/her class B units, class C units and class D units in Nalco LLC if any, after they have vested (the ‘‘vested units’’), to Nalco LLC in exchange for shares of the Company’s common stock. Following the date that is the later of the date on which any applicable ‘‘lock-up’’ period terminates and the date that is six months and one day after (i) the date when the units were purchased (in the case of class A units) or (ii) the date on which the units vest (in the case of class B units, class C units and class D units), the unitholder may sell, and Nalco LLC must repurchase, all or a portion of such unitholder's class A units and vested units. Nalco LLC would then be required to repurchase such units by delivering shares of the Company’s common stock to the unitholder. The price required to be paid by Nalco LLC for the class A units and vested units will be the fair market value of such units as of the date the ‘‘put’’ right is exercised by the unitholder. The ‘‘put’’ right will be subject to certain limitations on its exercise, as described in the definitive documents. The unitholder will also be entitled to participate in certain sales by the Sponsors.

Certain of the Company’s management members have elected to ‘‘put’’ some or all of their class A, B, C and D units. The Company has, upon request of such management members, registered some or all of the shares of the Company that were exchanged for such units.

e.    Registration Rights Agreement

On November 10, 2004, the Company entered a registration rights agreement with Nalco LLC and its members. Under the registration rights agreement, the Sponsors will have the right to request the Company to register the sale of shares held by Nalco LLC, including shares issuable upon exercise of the warrant held by Nalco LLC, on their behalf and may require the Company to make available shelf registration statements permitting sales of shares into the market from time to time over an extended period. In addition, the members of Nalco LLC (including members of management) will have the ability to exercise certain piggyback registration rights in connection with registered offerings requested by the Sponsors or initiated by the Company. Certain management members of Nalco LLC released their piggyback registration rights during 2005 in an amendment to the Registration Rights Agreement. The Sponsors exercised such registration rights for sale of 33.35 million shares of Nalco Holding Company common stock in the Secondary Offering on August 17, 2005. The Sponsors received all of the proceeds from this Secondary Offering.

f.    Warrant

On November 10, 2004, the Company issued Nalco LLC a warrant to purchase, for $0.01 per share, up to 6,191,854 shares of the Company’s common stock. This warrant will enable Nalco LLC to deliver shares to members of management who have the right to put, or sell, their vested class B, class C and class D units to Nalco LLC, (which Nalco LLC is entitled to repurchase in certain circumstances when such members of management leave the Company) in exchange for the Company’s shares. Subject to limited exceptions, the warrant becomes exercisable upon the Company achieving the same EBITDA targets and upon the occurrence of the same specified events applicable to the vesting of the Nalco LLC class B units, class C units and class D units (except that there is no service requirement comparable to that applicable to individual holders of class B, class C and class D units). In the event that Nalco LLC at any time holds more shares acquired upon exercise of the warrant than it would be required to use to satisfy management put rights with respect to vested Nalco LLC units, Nalco LLC will be obligated to place any such excess shares into an escrow account for use in connection with delivery of such shares in connection with the Company’s incentive compensation plans. Upon depositing such excess shares with the escrow agent, Nalco LLC will have no further rights with respect to the excess shares. The registration rights agreement requires the

Company, upon request by Nalco LLC, to register shares acquired upon exercise of the warrant under a registration statement in order to facilitate their delivery to members of management in exchange for units of Nalco LLC.

As of December 31, 2005, Nalco LLC had exercised its right to purchase 1,074,082 shares under the warrant, permitting Nalco LLC to deliver shares to members of Company management who have exercised their rights to put vested class B, class C and class D units.

g.    Relationships with Affiliates of the Company’s Sponsors

The Company’s Sponsors have ownership interests in a broad range of companies (‘‘Portfolio Companies’’) and have affiliations with other companies (‘‘Affiliated Companies’’). The Company has entered into commercial transactions in the ordinary course of the Company’s business with these Portfolio Companies and Affiliated Companies, including the sale of goods and services and the purchase of raw materials, goods and services. The Portfolio Companies and the Affiliated Companies may compete with the Company or may have interests adverse to the Company. The Company entered into an agreement that permits it the option to purchase certain products and services from Cornerstone, a division of HealthTrust Purchasing Group L.P. One of the Company’s Sponsors, The Blackstone Group, receives certain payments from Cornerstone.

The Investment Banking Division of our Sponsor, Goldman, Sachs & Co., has served as underwriter for the Company’s equity offerings. Goldman, Sachs & Co. has also acted as market maker for Notes and Discount Notes issued by certain of the Company’s subsidiaries.

h.    Sponsor Indemnification for Certain of the Board Members

Those of the Company’s Board members, Mr. Chu, Mr. Harris and Mr. Mehra, who are affiliated with the Sponsors, may also have indemnification agreements or protections from the Sponsors relating to their service on the Board of Directors.

How do shareholders or interested parties communicate with non-management Directors?

Shareholders and other parties interested in communicating directly with the non-management Directors as a group or the Board may do so by contacting the Company's Corporate Secretary, who will notify Mr. Pertz (on behalf of the Audit Committee) of such interest, or by contacting Mr. Pertz in accordance with ‘‘Whistleblower Procedures’’ established by the Audit Committee and reflected in Exhibit B to the Audit Committee Charter available on the Company’s Web site at www.nalco.com. Mr. Pertz is an independent, non-management Director who is Chairman of the Company’s Audit Committee. Written correspondence from shareholders relating to accounting, internal controls or auditing matters are immediately brought to the attention of Mr. Pertz and to the internal audit department. Mr. Pertz chairs the executive sessions (sessions conducted without management) of the Board of Directors.

What are the Company's policies on reporting of concerns regarding accounting?

The Audit Committee has established policies on reporting of concerns regarding accounting and other matters in addition to the Company’s policy on communicating with non-management Directors. Any person, whether or not an employee, who has a concern about the conduct of the Company or any of the Company’s personnel, with respect to accounting, internal accounting controls, auditing matters or other concerns, may, in a confidential or anonymous manner, communicate that concern to the General Counsel of the Company. If any person believes that he or she should communicate with a non-management or independent director, he or she may contact Mr. Pertz, Chairman of the Company’s Audit Committee, or discuss any concern on an anonymous basis, in accordance with the Company’s Whistleblower Procedures, by contacting the Company’s Ethics Line at 888-749-1949 or 777-582-5201 (for international callers).

What are the Company's Corporate Governance Guidelines and Ethics Policies?

•  Board Committee Charters.    The Audit, Compensation, Nominating and Corporate Governance and Safety, Health and Environment Committees of the Board of Directors operate pursuant to written charters. Each charter is available on the Company's Web site at www.nalco.com and is available in print to any shareholder who requests it from the Company’s Corporate Secretary.

•  Corporate Governance Principles.    The Board of Directors has documented its corporate governance principles in the Guidelines, which were adopted to reflect certain best practices and requirements of the NYSE. The Guidelines are available on the Company's Web site at www.nalco.com.

•  Code of Ethical Business Conduct and Officer Code of Ethics.    Nalco's Code of Ethical Business Conduct emphasizes the Company's commitment to the highest standards of business conduct. The Code of Ethical Business Conduct also sets forth information and procedures for employees to report ethical or accounting concerns, misconduct or violations of the Code in a confidential manner. The Code of Ethical Business Conduct applies to the Board of Directors and the principal executive officer, the principal financial officer and the principal accounting officer, as well as all employees of the Company. Nalco's executive and financial officers also adhere to Nalco's Officer Code of Ethics. Periodically, the Directors, officers and certain management employees in the Company are required to complete a conflict of interest questionnaire and certify in writing that they have read and understand the Code of Ethical Business Conduct. The Code of Ethical Business Conduct and Officer Code of Ethics are available on the Company's Web site at www.nalco.com or by contacting the Corporate Secretary to receive a written copy. The Company intends to post amendments to or waivers from its Code of Ethical Business Conduct and Officer Code of Ethics (to the extent applicable to the Board of Directors or executive officers) on its Web site.

What other significant Board practices does the Company have?

•  Private Executive Sessions. The non-management members of the Board of Directors and the members of the Audit Committee meet at least once each year (and more often, if requested by any member) in an executive session in which no member of management is present to discuss any matters selected by such member. These executive sessions are chaired by Mr. Pertz unless another individual is designated as chair by the non-management members. Independent directors will meet by themselves at least once each year. Non-management members of the Board and the members of the Audit Committee each met in executive session four times in 2005.

•  Advance Materials. Information and data important to the directors' understanding of the business or matters to be considered at a Board or Board Committee meeting are, to the extent practical, distributed to the directors sufficiently in advance of the meeting to allow careful review prior to the meeting.

•  Board and Committees' Evaluations. The Board has an annual self-evaluation process. This assessment focuses on the Board's contribution to the Company and the Board’s process and procedures. In addition, the Audit, Compensation and Nominating and Corporate Governance Committees also conduct a similar annual self-evaluation. The results of Board evaluations are reviewed by the Nominating and Corporate Governance Committee and the Board may take action based on noted weaknesses. The Board and each of the aforementioned Committees conducted its self-evaluation in 2005.

What access do the Board and Board Committees have to management and to outside advisors?

•  Access to Management and Employees. Directors have full and unrestricted access to the management and employees of the Company. Additionally, key members of management attend Board meetings to present information about the results, plans and operations of the business within their areas of responsibility.

•  Access to Outside Advisers. The Board and its committees may retain counsel or consultants without obtaining the approval of any officer of the Company in advance or otherwise. The Audit Committee has the sole authority to retain and terminate the independent auditor. The Nominating and Corporate Governance Committee has the authority to retain search firms to be used to identify director candidates though it has not chosen to do so. The Compensation Committee has the authority to retain compensation consultants for advice on executive compensation matters. The Safety, Health and Environment Committee has the authority to retain legal, accounting and other outside advisers.

Does the Company require stock ownership by directors?

As described above under ‘‘How are directors compensated?’’, the non-management Directors receive as part of their compensation restricted share units in the Company’s stock, and Dr. Joyce, the sole management Director, owns shares of Nalco Holding Company stock and certain units and restricted units in Nalco LLC. On November 10, 2005, the Board of Directors accepted a recommendation of the Nominating and Corporate Governance Committee to require Directors to hold an amount of equity in Nalco Holding Company equal to three times the Director’s annual cash retainer amount, such equity ownership level to be reached within three years after joining the Board of Directors. Dr. Joyce is also subject to a policy of the Company requiring its CEO to hold direct or indirect equity in the Company equal to five times his annual base compensation.

PROPOSALS TO BE VOTED UPON

PROPOSAL 1: ELECTION OF DIRECTORS
(Item 1 on the Proxy Card)

Who are this year's nominees?

The Board of Directors consists of nine members, divided into three classes. The three-year term of the classes are staggered so that the term of one class expires at each annual meeting. The terms of the three Class II Directors will expire at the 2006 annual meeting. The Board of Directors has nominated the following Class II Directors, all incumbents, for election at the annual meeting:

•	Mr. Rodney F. Chase;

•	Mr. Richard B. Marchese; and

•	Mr. Paul H. O’Neill.

If elected, the Company expects that Mr. Chase, Mr. Marchese and Mr. O’Neill will serve as Class II Directors and hold office until the 2009 annual meeting of shareholders and until their respective successors have been elected and qualified. Mr. Chase, Mr. Marchese and Mr. O’Neill are current Board members and are standing for reelection.

Biographical information about each of the nominees, including their present occupations and business experience, follows. The Board recommends that you vote ‘‘FOR’’ the election of these nominees.

Mr. Rodney F. Chase Age 62 Director of the Company since May 2005	Mr. Chase is a former Deputy Group Chief Executive of BP and served on the board of BP for eleven years. He retired from BP in April 2003 after 38 years of service. During his career, Mr. Chase had major responsibility for the sale of BP Minerals, and the acquisition and integration of Sohio, Britoil, Amoco, ARCO, Mobil Europe, Castrol and Veba Oil, together with the disposal of BP's holding in Ruhrgas. He was instrumental in the creation of TNK-BP, BP's Russian business entity. He was Deputy Chairman of TNK-BP until May 2004. Mr. Chase now serves on the board of Tesco plc as Deputy Chairman and Senior Independent Director. He is a Non-Executive Director of Computer Sciences Corp. and Non-Executive Chairman of Petrofac Limited in the Channel Isles. He joined Lehman Brothers in 2003 as Senior Advisor in both

Europe and the USA. He has previously served as a Non-Executive Director of B.O.C. plc and Diageo plc in London.

Mr. Richard B. Marchese Age 64 Director of the Company since May 2005	Mr. Marchese served for 14 years as the Vice President Finance, Chief Financial Officer and Treasurer of Georgia Gulf Corporation, retiring at the end of 2003. Prior to 1989, Mr. Marchese served as the Controller of Georgia Gulf Corporation, the Controller of the Resins Division of Georgia Pacific Corporation and Treasurer and Controller of XCEL Corporation. Mr. Marchese is a member of the board of directors of Blue Linx Corporation, where he serves on the Audit Committee, and is a member of the board of directors of Quality Distribution, Inc., where he serves on the Executive Committee. Mr. Marchese is a Certified Public Accountant and has a B.S. in Accounting from Fairleigh Dickinson University.

Mr. Paul H. O’Neill Age 70 Director of the Company since June 2004	Mr. O'Neill has been a Special Advisor at The Blackstone Group L.P. since March 2003. Prior to that, he served as U.S. Secretary of the Treasury during 2001 and 2002 and was Chief Executive Officer of Alcoa Inc. from 1987 to 1999 and Chairman of the Board from 1987 to 2000. He currently also serves on the boards of directors of TRW Automotive Holdings Corporation, Celanese Corporation and Eastman Kodak Company.

What if a nominee is unwilling or unable to serve?

That is not expected to occur. If it does, proxies will be voted for a substitute nominated by the Board of Directors.

What vote is required to elect Directors?

A plurality of the votes cast at the annual meeting is required for the election of directors. This means that the three nominees receiving the highest number of ‘‘FOR’’ votes cast at the meeting will be elected. Any elected Director who receives a greater number of votes ‘‘WITHHELD’’ from his or her election than votes ‘‘FOR’’ such election shall tender his or her resignation for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee shall recommend to the Board of Directors what action to be taken with respect to such resignation and the Board of Directors may accept that resignation or may reject that resignation (if the Director is willing to continue his or her service on the Board of Directors).

Who are the other Directors?

The other Directors of the Company whose terms of office continue after this annual meeting are listed below. Each of these Directors will serve until the annual meeting of shareholders in the year indicated and until their respective successors have been elected and qualified.

Class III Directors — Terms Expiring in 2007

Mr. Chinh E. Chu Age 39 Director of the Company since June 2004	Mr. Chu is a Senior Managing Director of The Blackstone Group, which he joined in 1990. Mr. Chu currently serves on the boards of directors of Celanese Corporation, Financial Guaranty Insurance Company, Haynes International, Inc. and Nycomed Holdings.

Mr. Joshua J. Harris Age 41 Director of the Company since June 2004	Mr. Harris is a founding partner of Apollo Advisors, L.P. Mr. Harris is a director of Hexion Specialty Chemicals, Inc., Pacer International, Inc., General Nutrition Centers, Inc., United Agri Products Inc., and Quality Distribution, Inc. He formerly served on the board of directors for Furniture Brands International, Compass Minerals Group, Alliance Imaging, NRT Corporation and Whitmire Distribution. Mr. Harris received a B.S. degree from the Wharton School at The University of Pennsylvania and an M.B.A from Harvard Business School.

Mr. Sanjeev K. Mehra Age 47 Director of the Company since June 2004	Mr. Mehra is a Managing Director of Goldman, Sachs & Co.'s Principal Investment Area, and a member of its Investment Committee. Mr. Mehra joined Goldman, Sachs & Co. in 1986, was made a Managing Director in 1996 and became a partner in 1998. He serves on the boards of directors of Burger King Corporation, Hexcel Corporation, Madison River Telephone Company LLC and SunGard Data System, Inc. Mr. Mehra received an A.B. from Harvard College and an M.B.A from Harvard Business School.

Class I Directors — Terms Expiring in 2008

Dr. William H. Joyce Age 70 Director of the Company since June 2004 Chairman of the Board and Chief Executive Officer of Nalco Company since November 2003	Dr. Joyce became the Chairman of the Board and Chief Executive Officer of Nalco Company in November 2003. Dr. Joyce was formerly the Chairman and Chief Executive Officer of Hercules Incorporated, a position he took in May 2001. Dr. Joyce was Chairman, President and Chief Executive Officer of Union Carbide Corporation from 1996 through May 2001. From 1995 to 1996, Dr. Joyce was President and Chief Executive Officer, and from 1993 to 1995 he was President of Union Carbide. Prior to that, he had been Chief Operating Officer of Union Carbide since 1992. Dr. Joyce holds a B.S. degree in Chemical Engineering from Penn State University, and M.B.A. and Ph.D. degrees from New York University. He received the National Medal of Technology Award in 1993 from President Clinton, the Plastics Academy's Industry Achievement Award in 1994 and Lifetime Achievement Award in 1997. In 1997, he was inducted into the National Academy of Engineering. In 2003, Dr. Joyce received the Society of Chemical Industry Perkin Medal Award. Dr. Joyce has been a director of El Paso Corporation since May 2004, a director and member of the Audit Committee of CVS Corporation since April 1994, and a director of Celanese Corporation since December 2004. Dr. Joyce has informed Celanese Corporation that he will be resigning his board position at its May 2006 annual meeting. He is a Trustee of the Universities Research Association, Inc. Dr. Joyce has served as Chairman of the Board of the Society of Plastics Industry and on the board of directors and executive committee of the American Chemistry Council. He has served as Co-Chairman of the

Government University-Industry Research Roundtable of the National Academies.

Mr. Douglas A. Pertz Age 50 Director of the Company since November 2004	Mr. Pertz was Chairman and Chief Executive Officer of IMC Global Inc., one of the world's leading producers and marketers of concentrated phosphate and potash crop nutrients, from October 2000 until IMC merged to form The Mosaic Company in October 2004. From October 1999 to October 2000, Mr. Pertz served as President and Chief Executive Officer of IMC Global Inc. and from October 1998 to October 1999, as President and Chief Operating Officer of IMC Global Inc. Prior to joining IMC Global Inc., Mr. Pertz served from 1995 to 1998 as President and Chief Executive Officer and as a director of Culligan Water Technologies, Inc., a leading manufacturer and distributor of water, purification and treatment products. Mr. Pertz currently serves on the board of directors of Bowater Incorporated. He has previously served as a member of the board of directors of The Mosaic Company until October 2005 and Compass Minerals International Inc. through May 2005.

Mr. Daniel S. Sanders Age 66 Director of the Company since January 2005	Mr. Sanders is the former President, ExxonMobil Chemical Company, and Vice President, ExxonMobil Corporation. He retired from ExxonMobil on August 31, 2004 after 43 years of service. In 1988, Mr. Sanders became Executive Assistant to the Chairman and President of Exxon Corporation, and in 1990 was appointed Senior Vice President of Exxon Company, U.S.A. In 1992, he became worldwide President of the Basic Chemicals Group of Exxon Chemical Company, and in 1994 he became Vice President of Human Resources of Exxon Corporation. He was named Executive Vice President of Exxon Chemical in 1998 and President in January 1999. He was named President of ExxonMobil Chemical Company in December of 1999 when the two companies merged. Mr. Sanders is past Chairman of the Board of the American Chemistry Council and past Chairman of the Society of Chemical Industry, American Section. He currently serves as a director of Milliken and Co., Arch Chemical and Celanese Corporation. Mr. Sanders received the Society of Chemical Industry Medal in 2005.

PROPOSAL 2: RATIFICATION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
(Item 2 on the Proxy Card)

What am I voting on?

The Audit Committee of the Board has appointed the Independent Registered Public Accounting Firm of Ernst & Young LLP to conduct the independent audit for 2006. Although shareholder ratification of the appointment is not required, the Board has decided to ascertain the position of the shareholders on the appointment. The Audit Committee will reconsider the appointment if not ratified. The Board and the Audit Committee recommend that you vote ‘‘FOR’’ the ratification of the appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for 2006.

Will a representative of Ernst & Young LLP be present at the meeting?

Representatives of Ernst & Young LLP will be present at the annual meeting and will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions from shareholders.

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting. If the selection of Ernst & Young LLP is not ratified, the Audit Committee will reconsider the selection of an Independent Registered Public Accounting Firm.

What fees did the Company pay to Ernst & Young LLP for audit and other services for fiscal years 2005 and 2004?

The following table presents fees for professional services rendered by Ernst & Young LLP for the audit of the Company's annual financial statements for 2005 and 2004, and fees billed for audit-related services, tax services and all other services rendered by Ernst & Young LLP for 2005 and 2004.

	2005 (in millions)	2004 (in millions)
Audit fees(1)	$5.6	$6.1
Audit-related fees(2)	0.1	—
Audit and audit-related fees	5.7	6.1
Tax fees(3)	0.2	0.1
All other fees	—	—
Total fees(4)	$5.9	$6.2

(1)	Audit fees for 2005 and 2004 include fees for the audit of the annual consolidated financial statements, reviews of the condensed consolidated financial statements included in the Company's quarterly reports, and statutory audits. Additionally, audit fees for 2005 and 2004 include fees for reviews of registration statements and issuances of related letters to underwriters and consents and audit fees for 2004 include fees for the re-audits of the 2001 financial statements (required for preparation of the Company’s annual report on From 10-K).

(2)	Audit-related fees for 2005 consisted primarily of general assistance related to compliance with Section 404 of the Sarbanes-Oxley Act.

(3)	Tax fees for 2005 and 2004 consisted principally of fees for tax advisory services.

(4)	Ernst & Young LLP full time, permanent employees performed all of the professional services described in this chart.

To safeguard the continued independence of the independent auditors, the Audit Committee has adopted a pre-approval policy for pre-approval of audit and non-audit services. This policy is intended to prevent the independent auditors from providing services to the Company that are prohibited under Section 10A(g) of the Securities Exchange Act of 1934, as amended. This policy also provides that independent auditors are only permitted to provide services to the Company that have been pre-approved by the Audit Committee. Pursuant to the policy, all audit services require advance approval by the Audit Committee. All other services by the independent auditors that fall within certain designated dollar thresholds, both per engagement as well as annual aggregate, have been pre-approved under the policy. Different dollar thresholds apply to the three categories of pre-approved services specified in the policy (Audit-Related services, Tax services and Other services). All services that exceed the dollar thresholds must be approved in advance by the Audit Committee.

Pursuant to applicable provisions of the Securities Exchange Act of 1934, as amended, the Audit Committee has delegated approval authority to the Chairman of the Audit Committee, who is an independent director. The Chairman has presented all approval decisions to the full Audit Committee.

The Company's Pre-Approval Policy setting forth the Company's policy for pre-approval of audit and non-audit services can be found at Exhibit A to the Audit Committee Charter at the Company’s Web site at www.nalco.com.

PROPOSAL 3: APPROVAL OF THE AMENDED AND
RESTATED MANAGEMENT INCENTIVE PLAN
(Item 3 on the Proxy Card)

What is the issue?

On the recommendation of the Compensation Committee, the Board seeks shareholder approval of the Company’s Amended and Restated Management Incentive Plan (the ‘‘Amended MIP’’) to preserve the tax deductibility of certain performance-based compensation paid under the Amended MIP. The Board of Directors recommends that you vote ‘‘FOR’’ the approval of the Amended and Restated Management Incentive Plan.

What is the background for this issue?

The Amended MIP was recommended by the outside Directors of the Compensation Committee on January 26, 2006, subject to shareholder approval. The original Management Incentive Plan (the ‘‘Original MIP’’) has been in place since January 4, 2001, prior to the Company becoming a public company.

Our Amended MIP is designed to link a significant portion of participants’ compensation to the achievement of performance goals designated by the Compensation Committee and Board of Directors. The Company also has designed the Amended MIP to preserve the federal income tax deductibility of payments made under the plan for qualified performance-based compensation.

Internal Revenue Code Section 162(m) generally disallows federal income tax deductions for compensation in excess of $1,000,000 paid to a public company’s CEO and its four highest compensated officers other than the CEO. Section 162(m) permits the deduction if the compensation is paid pursuant to a performance-based plan and, for the Company, if the shareholders have approved the performance-based plan for payments beginning in 2007.

The following summary of the Amended MIP is qualified in its entirety by reference to the full text of such plan, which is attached hereto as Annex A.

What are the summary terms of the Amended and Restated Management Incentive Plan?

Plan Administration. The Amended MIP will be administered by the Compensation Committee (the ‘‘Committee’’). As described on page 7, the Committee currently has members who may not be considered ‘‘outside directors.’’ To the extent necessary to comply with IRC Section 162(m), decisions under the Amended MIP will be taken only by a subcommittee of the Committee comprised of only outside directors.

The Committee will approve the participants in the Amended MIP and the target awards. The Committee shall also have authority to make adjustments to goals, targets and metrics if compliant with Code Section 162(m).

Performance Measurements. Participants in the Amended MIP will be eligible for awards ranging from 0 to 200% of their designated target depending upon the achievement of weighted performance measurements. The Committee will determine each participants target award and the applicable performance criteria no later than 90 days from the beginning of the calendar year. The awards will be paid only after the Committee has reviewed and certified the attainment of performance measurements. Payments will be made after the end of the applicable calendar year, but no later than March 15. Performance measures shall include, either alone or in combination, earnings before interest, taxes, depreciation and amortization, earnings per share, cash flow, net or gross sales and those other measurements described in the plan document.

Termination. No payments will be made to participants who voluntarily resign or are terminated for performance or cause. Awards will be paid on a pro-rata basis to participants who terminate employment prior to year-end by reason of death, disability or retirement to the extent the applicable performance goals for the subject year are met. Participants who are terminated for any other reasons may receive a pro-rata award subject to the discretion of the Committee, provided that the performance goals for the subject year are met.

Required Vote. Approval of the Amended MIP requires the affirmative vote of a majority of the votes cast with respect to the proposal.

STOCK OWNERSHIP INFORMATION

Who are the Company’s largest shareholders?

The following table and accompanying footnotes show information regarding the beneficial ownership of the Company’s common stock as of December 31, 2005 (based on 142,737,451 outstanding shares):

•	Each person who is known by the Company to own beneficially more than 5% of the Company’s common stock;

•	Each member of the Board of Directors and each of the Company’s named executive officers; and

•	All members of the Board of Directors and the Company’s executive officers as a group.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent
The Blackstone Group(1)	19,767,140	13.9%
Apollo Management Group(2)	19,767,140	13.9%
The Goldman Sachs Group, Inc.(3)	13,589,911	9.5%
Dr. William H. Joyce(4)	3,067,002	2.2%
William J. Roe(4)	339,630	*
Bradley J. Bell(4)	306,963	*
Daniel M. Harker(4)	148,203	*
John L. Gigerich(4)	44,631	*
Joshua J. Harris(5)	19,767,140	13.9%
Chinh E. Chu(6)	19,767,140	13.9%
Stephen A. Schwarzman(6)	19,767,140	13.9%
Peter G. Peterson(6)	19,767,140	13.9%
Sanjeev K. Mehra(7)	13,589,911	9.5%
Paul H. O'Neill(6)	0	0%
Douglas A. Pertz(8)	0	0%
Daniel S. Sanders(9)	8,000	*
Richard B. Marchese(10)	0	0%
Rodney F. Chase(11)	0	0%
All directors and officers as a group (13 persons)	3,914,429	2.7%
Massachusetts Financial Services Company(12)	10,850,780	7.6%
Ziff Asset Management, L.P.(13)	8,923,670	6.3%
T. Rowe Price Associates, Inc.(14)	13,861,863	9.7%
Arnhold & S. Bleichroeder Advisers Inc.(15)	11,830,937	8.3%

*	Less than 1%

(1)	Includes beneficial ownership of shares of common stock of Nalco Holding Company owned by each of Blackstone Capital Partners IV L.P., Blackstone Family Investment Partnership IV-A L.P. and Blackstone Capital Partners IV-A L.P. (the ‘‘Blackstone Funds’’), for each of which Blackstone Management Associates IV L.L.C. (‘‘BMA’’) is the general partner having voting and investment power over the shares of common stock held or controlled by each of the Blackstone Funds. Mr. Chu, a Director of the Company is a member of BMA and disclaims any beneficial ownership of shares of common stock beneficially owned by BMA. Mr. Peter G. Peterson and Mr. Stephen A. Schwarzman are the founding members of BMA and as such may be deemed to share beneficial ownership of the shares of common stock held or controlled by the Blackstone Funds. Each of BMA and Mr. Peterson and Mr. Schwarzman disclaims beneficial ownership of such shares of common stock. The address of BMA and the Blackstone Funds is c/o The Blackstone Group L.P., 345 Park Avenue, New York, New York 10154.

(2)	Includes beneficial ownership of shares of common stock of Nalco Holding Company held by Apollo Investment Fund V, L.P. and its related co-investment partnerships (the ‘‘Apollo Funds’’) for each of which Apollo Management V, L.P. (‘‘Apollo Management’’) serves as investment manager having voting and investment power over the shares of common stock held or controlled by each of the Apollo Funds. The general or managing partner of each of the Apollo Funds is Apollo Advisors V, L.P. (‘‘Apollo Advisors’’ and together with Apollo Management, ‘‘Apollo’’), an affiliated manager with Apollo Management. Mr. Leon Black a former director of the Company, is a founding partner and principal executive officer of Apollo who, as well as each of Apollo Management and Apollo Advisors, disclaims beneficial ownership of the shares of common stock owned by the Apollo Funds. The address of each of the Apollo Funds and Apollo is c/o Apollo Management V, L.P., 9 West 57th Street, New York, New York 10019.

(3)	Includes beneficial ownership of shares of common stock of Nalco Holding Company owned by each of GS Capital Partners 2000, L.P., GS Capital Partners 2000 Offshore, L.P., GS Capital Partners 2000 GmbH & Co. Beteiligungs KG, GS Capital Partners 2000 Employee Fund, L.P., Goldman Sachs Direct Investment Fund 2000, L.P. and NH Acquisition LLC (collectively, the ‘‘GS Funds’’). Affiliates of The Goldman Sachs Group, Inc. (‘‘GSG’’) are the general partner, managing general partner, manager or investment manager of each of the GS Funds. GSG disclaims beneficial ownership of the shares of common stock owned by the GS Funds to the extent attributable to partnership interests held therein by persons other than GSG and its affiliates. Each of such investment partnerships shares voting and investment power with certain of its respective affiliates. The address of each of the GS Funds is c/o Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004.

(4)	Reflects beneficial ownership of shares of common stock of Nalco Holding Company of Dr. Joyce, Mr. Roe, Mr. Bell, Mr. Harker and Mr. Gigerich as a result of their ownership of shares in Nalco Holding Company and ownership of class A units of Nalco LLC and vested class B units, vested class C units and vested class D units of Nalco LLC and additional shares purchased directly by Dr. Joyce. The address for each of Dr. Joyce, Mr. Roe, Mr. Bell, Mr. Harker and Mr. Gigerich is c/o Nalco Company, 1601 West Diehl Road, Naperville, Illinois 60563-1198. In addition, each of Dr. Joyce, Mr. Roe, Mr. Bell and Mr. Harker are the owners of unvested class B units, unvested class C units and unvested class D units of Nalco LLC, which they purchased through the Nalco LLC Unit Plan. The unvested class B units, unvested class C units and unvested class D units do not currently entitle the holders to any dividend payments or any rights upon liquidation or dissolution of Nalco LLC (other than a return of their purchase price) but may in the future entitle them to certain interests in the profits of Nalco LLC, in the event certain time periods expire, certain performance thresholds are met and the individuals' employments with the Company continues. The unvested units in Nalco LLC are not reflected in this table.

(5)	Mr. Harris is a founding partner of Apollo Management, L.P. Mr. Harris disclaims beneficial ownership of the shares beneficially owned or controlled by these entities or by their affiliates. The address for Mr. Harris is c/o Apollo Management V, L.P., 9 West 57th Street, New York, New York 10019.

(6)	Mr. Chu is a Senior Managing Director of Blackstone, Mr. Peterson is Chairman of Blackstone and Mr. Schwarzman is President and CEO of Blackstone and Mr. O'Neill is a Special Advisor at Blackstone. Mr. Chu, Mr. Peterson, Mr. Schwarzman and Mr. O'Neill disclaim beneficial ownership of the shares beneficially owned or controlled by Blackstone or by its affiliates. The address for each of Mr. Chu, Mr. Peterson, Mr. Schwarzman and Mr. O'Neill is c/o The Blackstone Group, 345 Park Avenue, New York, New York 10154.

(7)	Mr. Mehra is a Managing Director of Goldman, Sachs & Co.'s Principal Investment Area and a member of its Investment Committee. Mr. Mehra disclaims beneficial ownership of the shares beneficially owned or controlled by these entities or by their affiliates, except to the extent of his pecuniary interest therein, if any. The address for Mr. Mehra is c/o Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004.

(8)	The address of Mr. Pertz is c/o Nalco Company, 1601 West Diehl Road, Naperville, Illinois 60563-1198.

(9)	The address of Mr. Sanders is c/o Nalco Company, 1601 West Diehl Road, Naperville, Illinois 60563-1198. Mr. Sanders purchased 8,000 shares of the Company’s stock on February 11, 2005.

(10)	The address of Mr. Marchese is c/o Nalco Company, 1601 West Diehl Road, Naperville, Illinois 60563-1198.

(11)	The address of Mr. Chase is c/o Nalco Company, 1601 West Diehl Road, Naperville, Illinois 60563-1198.

(12)	On February 10, 2006, Massachusetts Financial Services Company (‘‘MFS’’) reported beneficial ownership of 10,850,780 shares of the Company’s common stock as of December 31, 2005 on Schedule 13G. This filing indicated sole voting power for 10,617,650 shares and sole disposition power over 10,850,780 shares. The address of MFS is 500 Boylston Street, Boston, MA 02116.

(13)	On February 13, 2006, Ziff Asset Management L.P. (‘‘Ziff’’) reported beneficial ownership of 8,923,670 shares of the Company’s common stock as of December 31, 2005 on Schedule 13G. This filing indicated shared voting and disposition power over all 8,923,670 shares reported. The address of Ziff is 283 Greenwich Avenue, Greenwich, CT 06830.

(14)	On February 14, 2006, T. Rowe Price Associates, Inc. (‘‘Price’’) reported beneficial ownership of 13,861,863 shares of the Company’s common stock as of December 31, 2005 on Schedule 13G. This filing indicated sole voting power for 1,325,600 shares and sole dispostion power over 13,861,863 shares. The address of Price is 100 East Pratt Street, Baltimore, Maryland 21202.

(15)	On February 8, 2006, Arnhold & S. Bleichroeder Advisers, LLC (‘‘Bleichroeder’’) reported beneficial ownership of 11,830,937 shares of the Company’s common stock as of December 31, 2005 on Schedule 13G. This filing indicated sole voting and dispostion power over all 11,830,937 shares reported. The address of Bleichroeder is 1345 Avenue of the Americas, New York, NY 10105.

The Company’s non-management Directors each received an award of 3,670 restricted stock units on February 15, 2006; Mr. Mehra's restricted stock units transferred to The Goldman Sachs Group, Inc.; these restricted stock units are not reflected in the Stock Ownership Table.

How much Nalco common stock is owned by the Directors and executive officers?

This above table shows the beneficial ownership of Nalco common stock as of December 31, 2005 by

•	each of the Company’s continuing Directors and nominees for election as Directors,

•	each of the executive officers named in the summary compensation table on page 26, and

•	all Directors and executive officers as a group.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the directors, executive officers and persons who own more than 10% of the outstanding shares of Nalco common stock to file with the SEC reports of their ownership and changes in their ownership of Nalco common stock. Directors, executive officers and greater-than-ten percent shareholders are also required to furnish Nalco with copies of all ownership reports they file with the SEC. To the Company’s knowledge, all Section 16(a) filing requirements were met during 2005, except that Dr. Joyce, Mr. Roe, Mr. Bell, Mr. Harker, Mr. Loosbrock, Mr. Bosanko, Mr. Irwin, Mr. Landsman, Mr. Creteur, Ms. Hockman, Mr. Lavandier, Mr. Gigerich and Mr. O’Shanna, who converted Nalco LLC units to Nalco Holding Company shares (no change in beneficial ownership) on December 22, 2005, filed Form 5 reports of those transactions on January 12 and 13, 2006, when it was first determined that these conversion transactions were reportable.

NAMED EXECUTIVE OFFICERS

Who are the Company’s named executive officers?

Dr. William H. Joyce became the Chairman of the Board and Chief Executive Officer of Nalco Company in November 2003. Dr. Joyce was formerly the Chairman and Chief Executive Officer of Hercules Incorporated, a position he took in May 2001. Dr. Joyce was Chairman, President and Chief Executive Officer of Union Carbide Corporation from 1996 through May 2001. From 1995 to 1996, Dr. Joyce was President and Chief Executive Officer, and from 1993 to 1995 he was President of Union Carbide. Prior to that, he had been Chief Operating Officer of Union Carbide since 1992. Dr. Joyce holds a B.S. degree in Chemical Engineering from Penn State University, and M.B.A. and Ph.D. degrees from New York University. He received the National Medal of Technology Award in 1993 from President Clinton and the Plastics Academy's Industry Achievement Award in 1994 and Lifetime Achievement Award in 1997. In 1997, he was inducted into the National Academy of Engineering. In 2003, Dr. Joyce received the Society of Chemical Industry Perkin Medal Award. Dr. Joyce has been a director of El Paso Corporation since May 2004, a director and member of the audit committee of CVS Corporation since April 1994, and a director of Celanese Corporation since December 2004. Dr. Joyce has informed Celanese Corporation that he will be resigning his board position at its May 2006 annual meeting. He is a Trustee of the Universities Research Association, Inc. Dr. Joyce has served as Chairman of the Board of the Society of Plastics Industry and on the board of directors and executive committee of the American Chemistry Council. He has served as Co-Chairman of the Government University-Industry Research Roundtable of the National Academies.

William J. Roe is the Company’s Executive Vice President, Chief Operating Officer and President, Industrial and Institutional Services Division. Mr. Roe has served as Chief Operating Officer since 2001 and as Executive Vice President, Industrial and Institutional Services Division, since November 2003. Prior to that, in 1999, Mr. Roe was elected Group Vice President and President of the Pacific and Process Divisions. In 1998, Mr. Roe served as Vice President and President of the Process Division. He was named District Manager for the Mining and Mineral Processing Chemicals Group in 1989, Marketing Manager in 1991 and promoted to General Manager in 1994. Mr. Roe joined the Company in 1978 as an Assistant Chemist in Research. Mr. Roe was promoted to Chemist in 1979, Senior Chemist and Group Leader in 1981 and to Technical Director in 1985.

Bradley J. Bell has been the Company’s Executive Vice President and Chief Financial Officer since joining the Company in November 2003. From 1997 to 2003, Mr. Bell served as Senior Vice President and Chief Financial Officer of Rohm and Haas Company, a $6 billion global specialty chemicals manufacturer. There, Mr. Bell played an active role in the company's strategic portfolio review, including substantial acquisitions, divestitures, and development and implementation of post-transaction cost-elimination programs exceeding $500 million. Prior to that, Mr. Bell served as Vice President and Treasurer of both the Whirlpool Corporation, from 1987 to 1997, and the Bundy Corporation, from 1980 to 1987. Mr. Bell is a director and chairman of the audit committee of IDEX Corporation and a director and chairman of the audit committee of Compass Minerals International, Inc.

Daniel M. Harker is the Company’s Senior Vice President, Global Supply Chain. Mr. Harker has served in this capacity since 2003. In 2001, Mr. Harker became Vice President, Global Supply Chain, after joining Nalco from Calgon in 2000 as Vice President, Manufacturing and Logistics. From 1998 to 2000, Mr. Harker served as Vice President of Global Operations for Calgon. Prior to that, Mr. Harker was with Rhone Poulenc from 1993 to 1998, and Union Carbide from 1975 to 1993.

John L. Gigerich is the Company’s Vice President, Administration, joining the Company in July 2004. Between 2000 and June 2004, Mr. Gigerich was an independent consultant to major companies for information technology, procurement and logistics projects. From 1993 through 1999, Mr. Gigerich was Vice President for Union Carbide Corporation, managing its information technology, procurement, and product distribution. Before that Mr. Gigerich spent 28 years in the banking industry. He is a Certified Public Accountant.

EXECUTIVE COMPENSATION

Executive Compensation

We have established executive compensation plans that link compensation with the Company’s performance. The Company will continually review its executive compensation programs to ensure that they are competitive.

Summary Compensation Table

The following table shows all compensation awarded to, earned by, or paid to the Company’s Chief Executive Officer and four other most highly compensated executive officers based on salary and bonus for the last three completed fiscal years, referred to as the ‘‘named executive officers.’’

Summary Compensation Table

		Annual Compensation			Long-Term Compensation(6)
Name and Principal Position	Year	Salary	Bonus(1)	Other Ann. Comp.(7)	Restricted Stock	LTIP Payment	All Other Compensation
Joyce, William H.*	2005	$1,000,000	$0	$65,562			$678,460	(5)
Chairman and Chief	2004	$1,000,000	$1,700,000		$178,980		$103,782	(2)
Executive Officer	2003	$238,626	$169,909				$12,849	(2)

Roe, William J.	2005	$412,000	$0				$94,979	(5)
Executive Vice President,	2004	$400,000	$544,000		$66,517		$193,441	(3)
Chief Operating Officer and	2003	$400,000	$554,240				$1,600,075	(4)
President, Industrial and
Institutional Services Division

Bell, Bradley J.*	2005	$412,000	$0				$98,812	(5)
Executive Vice President and	2004	$400,000	$510,000		$53,213		$51,501	(2)
Chief Financial Officer	2003	$100,000	$130,000				$6,038	(2)

Harker, Daniel M.	2005	$268,750	$0				$81,526	(5)
Senior Vice President	2004	$250,000	$226,950		$29,025		$35,855	(2)
Global Supply Chain	2003	$250,000	$187,208				$614,861	(4)

Gigerich, John L.*	2005	$370,845	$0				$0
Vice President, Administration	2004	$167,500	$213,750				$0

*	Dr. Joyce's employment with the Company commenced on October 6, 2003, Mr. Bell's employment commenced on October 1, 2003 and Mr. Gigerich’s contract began July 1, 2004. Payments shown are actual payments made based on commencement date.

[1]	Includes annual Management Incentive Plan and Long-Term Cash Incentive Plan payments (based on 1-year performance periods).

[2]	Includes company contributions and allocations to defined contribution plan.

[3]	Includes company contributions and allocations to defined contribution plan and payment from non-qualified defined benefit plan related to change in control.

[4]	Includes payments related to change in control (sale of Nalco by Suez) plus company contributions and allocations to defined contribution plan. These individuals also received Suez stock options during 2000 and 2001; these options are not conditioned upon continued employment with the Company and are not influenced by the performance or value of the Company.

[5]	Includes Company contributions and allocations to defined contribution plan for Dr. Joyce of $104,182; Mr. Roe of $43,399; Mr. Bell of $51,697; and Mr. Harker of $38,632 and includes executive life insurance premiums for Dr. Joyce of $574,278; Mr. Roe of $51,580; Mr. Bell of $47,115 and Mr. Harker of $42,894.

[6]	Includes the excess of fair market value over amounts actually paid for class B, class C and class D units at the time of such purchase by the named executive officers. The unvested class B, class C and class D units held by these individuals are subject to the passage of time, continued employment to the period of vesting and achievement of minimum performance requirements. If all of these conditions are met, at December 31, 2005 ($17.71 per share), Dr. Joyce's 804,715,328 unvested class B, class C and class D units could have a potential net aggregate value of $22,993,791, Mr. Roe's 297,062,500 unvested class B, class C and class D units could have a potential net aggregate value of $8,486,259, Mr. Bell's 239,250,000 unvested class B, class C and class D units could have a potential net aggregate value of $6,836,287, and Mr. Harker’s 130,500,000 unvested class B, class C and class D units could have a potential net aggregate value of $3,761,644. The vesting schedule is described under Nalco LLC 2004 Unit Plan below. Unvested units have no rights in dividend payments or rights upon liquidation or dissolution of Nalco LLC (other than a return of their purchase price).

[7]	Dr. Joyce received $16,279 for automobile; $36,470 for financial planning, tax and legal services; and $12,814 for airfare to his home.

Nalco LLC 2004 Unit Plan

The following contains a summary of the material terms of the Nalco LLC 2004 Unit Plan, pursuant to which Nalco LLC has granted the right to purchase Nalco LLC units to employees, directors or consultants of Nalco LLC or its affiliates, including Nalco Holding Company. Dr. William H. Joyce, William J. Roe, Bradley J. Bell, Daniel M. Harker, John L. Gigerich, and certain other members of management have purchased units under the Nalco LLC 2004 Unit Plan.

General

The Nalco LLC 2004 Unit Plan granted the right to purchase class A units, class B units, class C units and class D units to employees, directors or consultants of Nalco LLC or its affiliates, including Nalco Holding Company. A maximum of 821,750,000 class A units, 1,623,919,566 class B units, 1,623,919,566 class C units and 1,082,613,044 class D units may be subject to awards under the Nalco LLC 2004 Unit Plan.

Administration

The Nalco LLC 2004 Unit Plan is administered by a committee of the Nalco LLC board of directors. The committee has the sole discretion to determine the employees, directors and consultants to whom awards may be granted under the Nalco LLC 2004 Unit Plan, the number and/or class of units to be covered by an award, the purchase price, if any, of such awards, the terms and conditions of any award and under what circumstances awards may be settled or cancelled. The committee or board is authorized, in its discretion, to interpret the Nalco LLC 2004 Unit Plan, to establish, amend and rescind any rules and regulations relating to the Nalco LLC 2004 Unit Plan, and to make any other determinations that it deems necessary or desirable for the administration of the plan. The committee may correct any defect or supply any omission or reconcile any inconsistency in the Nalco LLC 2004 Unit Plan in the manner and to the extent the committee deems necessary or desirable.

Adjustments Upon Certain Events

In the event of any changes in the units by reason of any reorganization, recapitalization, merger, unit exchange or any other similar transaction, the Nalco LLC board of directors, in its sole discretion, may adjust (i) the number or kind of units or other securities that may be issued or reserved for issuance pursuant to the Nalco LLC 2004 Unit Plan or pursuant to any outstanding awards or (ii) any other affected terms of such awards.

Amendment and Termination

The board of directors of Nalco LLC may amend or terminate the Nalco LLC 2004 Unit Plan at any time, provided that no amendment or termination is permitted that would diminish any rights of a management member pursuant to a previously granted award without his or her consent, subject to the committee's authority to adjust awards upon certain events as described in the previous paragraph. No awards may be made under the Nalco LLC 2004 Unit Plan after the tenth anniversary of the effective date of the plan.

Nalco LLC Units Held by Certain of the Company’s Managers

The units of Nalco LLC consist of class A units, class B units, class C units and class D units. The class B units, class C units and class D units are held exclusively by members of management.

Of the Company’s named executive officers, Dr. William H. Joyce owns 249,739,240 unvested class B units and 83,246,413 vested class B units for a total of 332,985,653 class B units, 332,985,653 unvested class C units and 221,990,435 unvested class D units, William J. Roe owns 92,812,500 unvested class B units and 30,937,500 vested class B units for a total of 123,750,000 class B units, 123,750,000 unvested class C units and 82,500,000 unvested class D units, Bradley J. Bell owns 74,250,000 unvested class B units and 24,750,000 vested class B units for a total of 99,000,000 class B units, 99,000,000 unvested class C units and 66,000,000 unvested class D units, Daniel M. Harker owns 40,500,000 unvested class B units and 13,500,000 vested class B units for a total of 54,000,000 class B units, 54,000,000 unvested class C units and 36,000,000 unvested class D units.

During 2005, pursuant to the terms of the Management Members Agreement, Dr. Joyce, Mr. Bell, Mr. Roe, Mr. Harker and Mr. Gigerich converted some of their class A units, class B units, class C units and/or class D units into shares of Nalco Holding Company by tendering such units to Nalco LLC.

On December 31, 2005, 20% of the class B units, held by management members under the Nalco LLC 2004 Unit Plan became vested as the necessary conditions were met as determined by the board of directors of Nalco LLC. On December 31, 2004, 20% of the class B units (except for the class B units of Dr. William H. Joyce which vested on October 6, 2004), class C units and class D units held by management members under the Nalco LLC 2004 Unit Plan became vested as the necessary conditions were met as determined by the board of directors of Nalco LLC.

Terms of the Nalco LLC Class A Units, Class B Units, Class C Units and Class D Units

The following is a summary of certain terms of the NaIco LLC class A units, class B units, class C units and class D units held by members of management and certain rights and restrictions applicable to those units.

Class A units have economic characteristics that are similar to those of shares of common stock in a private corporation. Unlike the class B units, class C units and class D units, which are subject to the vesting provisions described below, the class A units are currently fully vested.

Class B units will vest in five equal annual installments on each December 31 beginning on December 31, 2004, subject to a management member's continued service with the Company and its affiliates; provided, that all of the class B units will vest 18 months following a change of control if the holder is employed by the Company on that date. No manager who holds class B units will receive any distributions until the holders of the class A units receive the aggregate amount spent for their class A units. Following return of the aggregate amount paid for the class A units, the holders of class B units will share distributions pro rata with holders of class C units and class D units until they have received the amount of their investment in the class B units and, once all the aggregate investment amount paid for all of the class A, class B, class C and class D units has been returned to their holders, the vested class B units will share in any distributions pro rata with the class A units and vested class C units. Dr. William H. Joyce's class B units vest in five annual installments on each October 6 beginning October 6, 2004.

Class C units will vest on the 8th anniversary of the date on which they are sold to a manager, subject to the manager's continued service with the Company and its affiliates. However, the class C units will vest earlier over the next five years, beginning on December 31, 2004, if the Company meets certain EBITDA targets. Even if the Company fails to meet the EBITDA target for a given year, the class C units may still vest with respect to that year if EBITDA targets in a subsequent year or period are achieved. Notwithstanding the foregoing, all the class C units will vest 18 months following a change of control if (a) the EBITDA targets for the year preceding the change of control were achieved and (b) the holder is employed by the Company on that date. In addition, all of the class C units will vest once the Sponsors cease to own at least 20% of the voting securities of Nalco LLC if the EBITDA targets for the year preceding such sell-down are achieved. No manager who holds class C units will receive any distributions until the holders of the class A units receive the aggregate amount spent for their class A units. Following return of the aggregate amount paid for the class A units, the holders of class C units will share distributions pro rata with holders of class B units and class D units until they have received the amount of their investment in the class C units and, once all the aggregate investment amounts paid for all of the units has been returned to their holders, the vested class C units will share in any distributions pro rata with the class A units and vested class B units.

Class D units will vest on the 10th anniversary of the date on which they are sold to a manager, subject to the manager's continued service with the Company and its affiliates. However, the class D units will vest earlier over the next five years, beginning on December 31, 2004, if the Company meets certain EBITDA targets (stricter than for the C units). The board of directors of Nalco LLC determined that the EBITDA target for 2004 was met with respect to vesting of class D units after considering certain extraordinary expenses affecting EBITDA, including, without limitation, expenses relating to the Company's initial public offering in November 2004. Even if the Company fails to meet the EBITDA target for a given year, the class D units may still vest with respect to that year if EBITDA targets in a subsequent year or period are achieved. Notwithstanding the foregoing, all the class D units will vest 18 months following a change of control if (a) the EBITDA targets for the year preceding the change of control were achieved and (b) the holder is employed by the Company on that date. In addition, all of the class D units will vest once the Sponsors cease to own at least 20% of the voting securities of Nalco LLC if the EBITDA targets for the year preceding such sell-down are achieved. No manager who holds class D units will receive any distributions until the holders of the class A units receive the aggregate amount spent for their class A units. Following return of the aggregate amount paid for the class A units, the holders of class D units will share distributions pro rata with holders of class B units and class C units until they have received the amount of their investment in the class D units and, once all the aggregate investment amount paid for all of the units has been returned to their holders and the holders of the class A units have received an amount representing a 30% return compounded annually on their aggregate investment, the vested class D units will share in any distributions pro rata with the class A units, the vested class B units and the vested class C units. The EBITDA performance targets which would have triggered vesting of class C and D units in 2005 were not achieved.

Certain Rights and Restrictions Applicable to the Nalco LLC Units Held by the Company’s Managers

The Nalco LLC units held by members of management are not transferable except in certain circumstances. In addition, the units may be repurchased by Nalco LLC, and in certain cases, the Sponsors, in the event that the managers cease to be employed by us. The Sponsors have the ability to force the managers to sell their units with the Sponsors in the event that the Sponsors decide to sell their interests in Nalco LLC.

The managers that hold units are entitled to participate in certain sales by the Sponsors. In addition, the managers have limited rights to participate in subsequent registered public offerings by Nalco Holding Company. The Company’s managers are entitled in certain instances to cause Nalco LLC to repurchase their units with shares of the Company’s common stock as described in greater detail on page 13.

Nalco Holding Company 2004 Stock Incentive Plan

The sole shareholder of the Company adopted a stock incentive plan in 2004 when the Company was a ‘‘Controlled Company,’’ which is briefly summarized below. The stock incentive plan permits the grant of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock and other stock-based awards to employees, directors and consultants of the Company and its affiliates. A maximum of 7,500,000 shares of common stock may be subject to awards under the stock incentive plan. The only grants under the stock incentive plan as of the date of this proxy are the grants of restricted units to Directors described above under ‘‘How are Directors compensated?’’ and stock option grants to two officers of the Company.

The stock incentive plan is administered by a committee of the Board of Directors. The committee has the sole discretion to determine the employees, directors and consultants to whom awards may be granted under the stock incentive plan and the manner in which such awards will vest.

The committee is authorized to establish the terms and conditions of awards granted under the stock incentive plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving vesting conditions). Options, stock appreciation rights, restricted stock and other stock-based awards will be granted by the committee to employees, directors and consultants in such numbers and at such times during the terms of the stock incentive plan as the committee shall determine.

Management Incentive Plan

The Company established the Nalco Management Incentive Plan (‘‘Original MIP’’) to motivate the attainment of annual performance objectives. The performance requirement under the MIP is based upon achievement of pre-established performance targets. The Company seeks shareholder approval at this meeting to amend and restate the Original MIP (the ‘‘Amended MIP’’) to permit all payments under the Amended MIP to remain deductible.

The Company provided long-term cash incentives through the Company's Long Term Incentive Plan (‘‘LTIP’’). The LTIP expires this year and the Compensation Committee is considering alternative long term compensation under the Nalco Holding Company 2004 Stock Incentive Plan, described above. Senior executives that purchased class B, class C, and class D units under the Nalco LLC Unit Plan were not eligible to participate in the LTIP.

The performance targets under the Original MIP and the LTIP were not achieved during 2005 and no payments will be made to any of the participants under these plans for 2005.

The Compensation Committee for the Company, at its January 26, 2006 meeting, established adjusted EBITDA target levels for the MIP Plan during 2006.

Employment and Severance Agreements

Dr. William H. Joyce

Nalco LLC entered into an employment agreement with Dr. William H. Joyce in August 2004 to serve as Chief Executive Officer. The term of the agreement ends on December 31, 2008, unless terminated earlier by Nalco LLC or Dr. Joyce. Dr. Joyce will be entitled to receive a base salary of $1,000,000 as well as target variable compensation equal to $1,000,000. The actual variable compensation may be more or less depending on the achievement of the performance criteria reflected in the Company’s variable compensation programs established by the Board of Directors. The employment agreement also confers certain additional rights to Dr. Joyce under the limited liability company operating agreement of Nalco LLC, the management members agreement and the registration rights agreement.

If Dr. Joyce's employment is terminated without ‘‘cause’’ (other than due to death or disability) prior to a ‘‘change in control’’ (as such terms are defined in the employment agreement), Dr. Joyce will receive (a) continued payment of his base salary until the earlier of (1) December 31, 2008 or (2) the third anniversary of the date of his termination and (b) a payment equal to one-twelfth of his annual bonus for the last completed year of his employment multiplied by the number of months he is entitled to his continued base salary, payable when such payment would have been made if his employment continued. Dr. Joyce's termination of employment following a change in control is governed by a separate agreement which provides that if Dr. Joyce is terminated without cause following a change in control, this agreement will provide that he is entitled to a lump sum payment equal to the severance payments described above and continuation of his welfare benefits for a period through the earlier of (a) December 31, 2008 and (b) the third anniversary of the date of his termination.

Under the terms of the employment agreement, Dr. Joyce may not disclose any confidential information concerning the businesses of Nalco LLC and its subsidiaries, including the Company and its subsidiaries. In addition, during Dr. Joyce's term of employment and for a period of eighteen months following Dr. Joyce's termination of employment for any reason, Dr. Joyce may not (a) compete with the Company or its subsidiaries or (b) solicit or hire the Company’s employees or employees of its subsidiaries.

William J. Roe

Nalco Company has entered into a severance agreement with Mr. Roe effective January 1, 2004. Mr. Roe's employment may be terminated at will by Mr. Roe or by the Company.

If Mr. Roe's employment is terminated by the Company without ‘‘cause’’ or by Mr. Roe with ‘‘good reason,’’ Mr. Roe will be paid, subject to the execution of a release in favor of the Company, within sixty days of such termination of employment in a lump sum payment (a) accrued unpaid base salary through the date of termination, (b) any prior year bonus earned but not yet paid, and (c) severance equal to two times base salary and target bonus, and will be entitled to receive any other benefits that he is otherwise eligible for under other employee plans or programs. The Company shall also pay a pro rata portion of any management incentive plan bonus for the year of termination based on the portion of the year elapsed through the date of termination, any such management incentive plan bonus being paid in accordance with the Company’s normal cycle for such payment. Additionally, Mr. Roe has the right to continue coverage under the Company’s group medical and dental plans for a 24-month period following Mr. Roe's termination of employment with us. If Mr. Roe's employment is terminated without cause prior to age 55, his severance pay will be paid in the form and amounts to bridge his service to age 55. This arrangement will allow Mr. Roe to elect benefits of early retirement on the first day of the month following his 55th birthday.

Under the terms of the agreement, Mr. Roe may not disclose any confidential information concerning the Company or its subsidiaries or affiliates and must assign to the Company all inventions conceived or discovered by Mr. Roe during the term of his employment. In addition, during Mr. Roe's term of employment and for a period of two years thereafter, Mr. Roe may not (a) compete with the Company or its subsidiaries or (b) solicit or hire the Company’s employees or employees of its subsidiaries. Mr. Roe also may not, during the term of his employment or thereafter, make disparaging statements about the Company or its employees or directors.

Bradley J. Bell

Nalco Company has entered into an employment agreement with Mr. Bell effective November 1, 2003 to serve as Executive Vice President and Chief Financial Officer. Mr. Bell's employment may be terminated at will by Mr. Bell or by the Company.

Under this agreement, Mr. Bell is entitled to receive (a) a base salary, subject to annual review for increase, (b) annual bonuses in connection with achievement of targeted performance levels, and (c) specified fringe benefits, including health and disability insurance and life insurance. Under the agreement, if Mr. Bell's employment is terminated by the Company without ‘‘cause’’ or by Mr. Bell with ‘‘good reason,’’ Mr. Bell will be paid, subject to execution of a release in favor of the Company, within thirty days of such termination of employment in a lump sum payment (a) accrued unpaid base salary through the date of termination, (b) any prior year bonus earned but not yet paid, (c) severance equal to one and one-half (1.5) times base salary and target management incentive plan bonus. The Company shall also pay a pro-rata portion of any management incentive plan bonus for the year of termination based on the portion of the year elapsed through the date of termination, any such management incentive plan bonus being paid in accordance with the Company’s normal cycle for such payment.

Under the terms of the agreement, Mr. Bell may not disclose any confidential information concerning the Company or its subsidiaries or affiliates. In addition, during Mr. Bell's term of employment and for a period of two years thereafter, Mr. Bell may not (a) compete with the Company or its subsidiaries or (b) solicit or hire the Company’s employees or employees of its subsidiaries. Mr. Bell also may not, during the term of his employment or thereafter, make disparaging statements about the Company or its employees or directors.

Daniel M. Harker

Nalco Company has entered into a severance agreement with Mr. Harker effective January 1, 2004. Mr. Harker's employment may be terminated at will by Mr. Harker or by the Company.

If Mr. Harker's employment is terminated without ‘‘cause’’ or by Mr. Harker with ‘‘good reason,’’ Mr. Harker will be paid, subject to the execution of a release in favor of the Company, within thirty days of such termination of employment in a lump sum payment (a) accrued unpaid base salary through the date of termination, (b) any prior year bonus earned but not yet paid, and (c) severance equal to one and one-half (1.5) times base salary and target bonus, and will be entitled to receive any other benefits that he is otherwise eligible for under other employee plans or programs. The Company shall also pay a pro-rata portion of any management incentive plan bonus for the year of termination based on the portion of the year elapsed through the date of termination, any such management incentive plan bonus being paid in accordance with its normal cycle for such payment. Additionally, Mr. Harker has the right to continue coverage under the Company’s group medical and dental plans for a 15-month period following Mr. Harker's termination of employment. If Mr. Harker is terminated prior to age 55, his severance pay will be paid in the form and amounts to bridge his service to age 55. This arrangement will allow Mr. Harker to elect benefits of early retirement on the first day of the month following his 55th birthday.

Under the terms of the agreement, Mr. Harker may not disclose any confidential information concerning the Company or its subsidiaries or affiliates and must assign to the Company all inventions conceived or discovered by Mr. Harker during the term of his employment. In addition, during Mr. Harker's term of employment and for a period of two years thereafter, Mr. Harker may not (a) compete with the Company or its subsidiaries or (b) solicit or hire the Company’s employees or employees of its subsidiaries. Mr. Harker may not, during the term of his employment or thereafter, make disparaging statements about the Company or its employees or directors.

John L. Gigerich

Nalco Company entered into a consulting agreement with Mr. Gigerich when he joined in July 2004. This Agreement has a two year term and either Nalco Company or Mr. Gigerich may terminate the Agreement before its expiration. Mr. Gigerich will devote his full working time to the Company and its subsidiaries during this term.

Mr. Gigerich was permitted the opportunity to purchase A units in the Nalco LLC 2004 Unit Plan. He has converted such A Units into shares of the Company’s stock. The Agreement further provides that Mr. Gigerich will maintain Company information in strict confidence and that he will not compete with the Company during designated periods.

Does the Company Require Stock Ownership by its Executives?

On August 16, 2005, the Board of Directors adopted a policy requiring the Company’s senior executives to own equity in the Company equal to amounts ranging from 1 to 3 times their base compensation (five times for the CEO). These amounts will need to be met over a five-year period.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)(3)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	5,194,032	$0.26	7,423,740
Equity compensation plans not approved by security holders	—	—	—
Total	5,194,032	$0.26	7,423,740

(1)	The unexercised portion of the warrant issued to Nalco LLC was approved by the Company’s sole shareholder prior to the initial public offering of the Company’s shares.

(2)	Includes exercise price of 5,117,772 shares of the Company’s common stock that may be issued pursuant to the warrant issued to Nalco LLC at $0.01 and outstanding options to purchase 76,260 of the Company’s stock at $17.25 per share.

(3)	Includes shares not yet awarded under the Nalco Holding Company 2004 Stock Incentive Plan approved by the Company’s sole shareholder prior to the initial public offering of the Company’s shares and also includes 16,000 restricted share units issued to the Company’s non-management Directors in 2005 and 29,360 restricted share units issued to the Company’s non-management Directors in 2006.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

What document governs the activities of the Compensation Committee?

The Compensation Committee operates under a written charter adopted by the Board of Directors. The Committee's responsibilities are set forth in this charter. The charter is available on the Company’s Web site at www.nalco.com.

What are the basic principles of the Company’s executive compensation programs?

We have established executive compensation plans that link compensation with the performance of the Company. The Company will continually review executive compensation programs to ensure that they are competitive.

What are the components of the Company’s executive compensation program?

In administering senior executive officer compensation, the Compensation Committee has established a compensation program that is designed to reward superior performance. The Compensation Committee believes that this program continues to be the best means to encourage superior performance. The Compensation Committee's objective is to establish a program which aligns the interests of shareholders and executives. As such, the Compensation Committee has established compensation programs that are competitively designed to attract and retain high performing executive talent.

Senior Human Resources management of the Company present proposals and recommendations on senior executive officer compensation to the Compensation Committee for their review and evaluation. To establish compensation targets, the Compensation Committee uses data provided by the Company which is obtained from outside independent consultants. The data reflect compensation practices of comparable companies from the Chemical Industry (the ‘‘comparator group’’) who participate in widely distributed surveys. The Compensation Committee believes that targeting compensation at a level comparable to other companies similar in size to the Company appropriately reflects the labor market for Company executives. Base pay is targeted at the median level for the comparator group. Annual incentive compensation targets are targeted at the 50th percentile for the comparator group. Long-term incentives are targeted at the median for executives and managers. Companies in the comparator group may be included in the S&P Specialty Chemicals Index used in the performance graph included in this Proxy Statement; however, the comparator group is not made up exclusively of companies used in that index.

How are executive officers compensated?

Base Salaries

The Compensation Committee approved the Company's executive compensation salary structure for 2005 and recently for 2006. Base salaries were established around a targeted pay level for each position. Each position's salary range is established based on the median level of base compensation for similar positions in the survey data.

Annual Cash Incentives

The Company established the Nalco Management Incentive Plan (‘‘MIP’’) to motivate the attainment of annual performance objectives. The payments under the MIP are based upon achievement of pre-established performance targets. One of the proposals for the 2006 annual meeting is approval of amendments to the MIP (the ‘‘Amended MIP’’) to permit the Company to retain the deductibility of payments made under the Amended MIP.

In exercising its discretion to determine the annual incentives of executive officers (subject to the overall maximums), the Compensation Committee reviews actual performance against consolidated or relevant operating company and individual goals and objectives. These goals and objectives are used to establish a minimum level, a target level, and a maximum level of performance. The Company goals and objectives for executive officers in 2005 included revenue growth and adjusted EBITDA targets and for 2006 include adjusted EBITDA targets.

Long-Term Incentives

The Company provides long-term incentives through the Company's Stock Incentive Plan (‘‘SIP’’). Under the SIP, the Compensation Committee has the ability to provide long-term incentive awards in the form of stock options, stock appreciation rights, restricted stock or restricted stock units and performance shares. Senior executives that purchased class B, class C and class D units under the Nalco LLC Unit Plan were not eligible to participate in the SIP for 2005.

How is the chief executive officer compensated?

For 2005, Dr. Joyce's annual salary was set at $1,000,000.

Dr. Joyce was not awarded an annual incentive for 2005. This reflected EBITDA that did not meet the Compensation Committee's pre-established performance targets for 2005, as modified by the Compensation Committee (as described above under Annual Cash Incentives) to reflect other Nalco and individual performance factors.

How does Internal Revenue Code Section 162(m) affect the Company’s executive compensation?

Under the Omnibus Budget Reconciliation Act of 1993, provisions were added to the Internal Revenue Code under Section 162(m) that limit the tax deduction for compensation in excess of one million dollars paid to certain executive officers. However, performance-based compensation can be excluded from the limit so long as it meets certain requirements. The Compensation Committee believes the Amended MIP satisfies the requirements for exemption under the Internal Revenue Code Section 162(m). Payments made under the plan qualify as performance-based compensation and constitute the majority of aggregate annual incentive payments for the named executive officers.

For 2005, the annual salary paid to Dr. Joyce, Mr. Roe and the other named executive officers were in each case one million dollars or less.

Summary

The Compensation Committee believes that the compensation programs of the Company are well structured to encourage attainment of objectives and foster a shareholder perspective in management, in particular through employee share ownership. The Committee feels that the awards made in 2005 were competitive and appropriate, and serve shareholders' long-term interests.

Who furnished this report?

This report has been furnished by the members of the Compensation Committee:

Paul H. O’Neill, Chairman Rodney F. Chase Chinh E. Chu Joshua J. Harris Sanjeev K. Mehra Douglas A. Pertz Daniel S. Sanders

Pension Plan Information

Benefits under the Company’s defined benefit pension plan are a percentage of pay replacement equal to 2% for each year of service up to 25 years of service and 1.5% for each year of service in excess of 25 years. The accrual percentage was reduced to 1.5% for each year of service earned after 2002. No new employees can participate in the Company’s defined benefit pension plan. There is a Social Security offset equal to 1.5% times service times the participant's primary Social Security benefit.

The following table shows the estimated benefit payable as a 10-year certain and life annuity commencing at age 62 for the given service amounts as of December 31, 2005 (before deduction of the Social Security offset described above) for Mr. Roe.

	Years of Service
Final Average Earnings	15	20	25	30	35	40
$125,000	$36,000	$48,000	$61,000	$72,000	$81,000	$91,000
$150,000	$43,000	$58,000	$73,000	$86,000	$98,000	$109,000
$175,000	$50,000	$67,000	$85,000	$101,000	$114,000	$127,000
$200,000	$57,000	$77,000	$97,000	$115,000	$130,000	$145,000
$225,000	$64,000	$87,000	$109,000	$129,000	$146,000	$163,000
$250,000	$71,000	$96,000	$121,000	$144,000	$163,000	$181,000
$300,000	$86,000	$116,000	$146,000	$173,000	$195,000	$218,000
$350,000	$100,000	$135,000	$170,000	$201,000	$228,000	$254,000
$400,000	$114,000	$154,000	$194,000	$230,000	$260,000	$290,000
$450,000	$128,000	$173,000	$218,000	$259,000	$293,000	$326,000
$500,000	$143,000	$193,000	$243,000	$288,000	$325,000	$363,000
$600,000	$171,000	$231,000	$291,000	$345,000	$390,000	$435,000
$700,000	$200,000	$270,000	$340,000	$403,000	$455,000	$508,000
$800,000	$228,000	$308,000	$388,000	$460,000	$520,000	$580,000
$900,000	$257,000	$347,000	$437,000	$518,000	$585,000	$653,000
$1,000,000	$285,000	$385,000	$485,000	$575,000	$650,000	$725,000

The defined benefit pension plan uses a final average earnings formula based on the average annualized pay for the 48 highest-paid consecutive months of the last 120 calendar months prior to retirement. Earnings include salary and bonus.

Dr. Joyce, Mr. Bell, Mr. Harker and Mr. Gigerich do not currently participate in and are not expected to receive a benefit from the pension plan. Our other named executive officer, Mr. Roe, has 28 estimated years of credited service as of December 31, 2005.

STOCK PERFORMANCE GRAPH

This graph compares the cumulative total return of the Company’s common stock to the cumulative total return of the S&P 500 Stock Index, Russell 1000 Index and the S&P Specialty Chemicals Index through the year ended December 30, 2005, the last trading day of the Company’s fiscal year. The graph assumes that the value of the investment in the Company’s common stock and each index was $100 at November 10, 2004 and that all dividends were reinvested.

Stock Performance

AUDIT COMMITTEE REPORT

Who serves on the Audit Committee of the Board of Directors?

The members of the Audit Committee are Mr. Douglas A. Pertz, Chairman, Mr. Rodney F. Chase and Mr. Richard B. Marchese. The Board of Directors has determined that each of Mr. Pertz, Mr. Chase and Mr. Marchese are ‘‘independent’’ within the meaning of the applicable rules of both the NYSE and the SEC. The Board of Directors has also determined that each member of the Committee is financially literate and that Mr. Pertz is an ‘‘audit committee financial expert’’ within the meaning of the rules of the SEC.

What document governs the activities of the Audit Committee?

The Audit Committee operates under a written charter adopted by the Board of Directors. The Committee's responsibilities are set forth in this charter. The charter is available on the Company’s Web site at www.nalco.com.

What are the responsibilities of the Audit Committee?

The Audit Committee is responsible to (1) make decisions about hiring or termination of an Independent Registered Public Accounting Firm (‘‘independent auditor’’), (2) approve the overall scope of the audit and approve any work performed by such independent auditor unrelated to the Company’s annual audit, (3) assist the board in monitoring the integrity of the Company’s financial statements, the independent auditor's qualifications and independence, the performance of the independent auditors, the Company’s internal audit function and the Company’s compliance with legal and regulatory requirements, (4) annually review an independent auditor's report describing the auditing firm's internal quality-control procedures, any material issues raised by the most recent internal quality control review, or peer review, of the auditing firm, (5) discuss and review the annual audited financial and quarterly statements with management and the independent auditor, review and approve financial information before submission to the SEC and monitor the Company’s Sarbanes-Oxley internal control compliance on an annual basis, (6) discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, (7) discuss policies with respect to risk assessment and risk management, (8) meet separately, periodically, with management, internal auditors and independent auditor, (9) review with independent auditor any audit problems or difficulties with managements' responses, (10) set clear hiring policies for employees or former employees of the independent auditors, (11) annually review the adequacy of the Audit Committee's written charter, (12) handle such other matters as delegated to the Audit Committee by the Board of Directors, (13) report regularly to the full Board of Directors, and (14) evaluate the performance of the Audit Committee.

The Committee met 10 times during 2005. The Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks, including, without limitation, review and pre-approval of earnings releases and securities filings. The Committee's meetings include, whenever appropriate, private sessions with the Company's independent auditors and with the Company's internal auditors, in each case without the presence of the Company's management.

The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. Management is responsible for the Company's financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The Committee's responsibility is to monitor and review these processes. It is not the Committee's duty or responsibility to conduct audits or accounting reviews or procedures. The Committee has relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company's financial statements.

What matters have members of the Audit Committee discussed with management and the independent auditors?

As part of its oversight of the Company's financial statements, the Committee reviews and discusses with both management and the Company's independent auditors all annual and quarterly financial statements prior to their issuance. During 2005, management advised the Committee that each set of financial statements reviewed had been prepared in accordance with accounting principles generally accepted in the United States of America, and reviewed significant accounting and disclosure issues with the Committee. These reviews include discussion with the independent auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), including the quality of the Company's accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Committee has also discussed with Ernst & Young LLP matters relating to its independence, including a review of audit and non-audit fees and written disclosures from Ernst & Young LLP to the Committee pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Committee also considered whether non-audit services provided by the independent auditors are compatible with the independent auditors' independence.

Has the Audit Committee made a recommendation regarding the audited financial statements for fiscal 2005?

Based on the Committee's discussion with management and the independent auditors and the Committee's review of the representation of management and the report of the independent auditors to the Board of Directors, the Committee recommended to the Board of Directors that it include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the SEC.

Who furnished this report?

This report has been furnished by the members of the Audit Committee:

Douglas A. Pertz, Chairman Rodney F. Chase Richard B. Marchese

ADDITIONAL INFORMATION

What is ‘‘Householding’’ of proxy materials?

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as ‘‘householding,’’ potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address, unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or the Company that they or the Company will be sending householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to Nalco Holding Company, Investor Relations, 1601 W. Diehl Road, Naperville, IL 60563-1198.

May I propose actions for consideration at next year's annual meeting of shareholders?

Shareholder Proposals. Shareholders who intend to present proposals for consideration at the 2007 Annual Meeting of Shareholders, and who wish to have their proposals included in Nalco's proxy statement and proxy card for that meeting, must be certain that their proposals are received by the Corporate Secretary at the Company’s principal executive offices in Naperville, Illinois on or before November 22, 2006. Proposals should be sent to: Corporate Secretary, Nalco Holding Company, 1601 W. Diehl Rd, Naperville, IL 60563-1198. All proposals must also comply with the applicable requirements of the federal securities laws and the Company’s Bylaws in order to be included in the proxy statement and proxy card for the 2007 annual meeting.

Bylaw Provisions. Any shareholder who desires to recommend an individual as a nominee to the Board of Directors or submit a proposal of business to be considered by stockholders at the annual meeting must submit the recommendation in writing to the Corporate Secretary, c/o Nalco Company, 1601 W. Diehl Road, Naperville, IL 60563-1198 with proper notice, as provided in the Bylaws, as amended, not less than 90 and no more than 120 days prior to the first anniversary of the previous year's annual meeting. For the 2007 annual meeting, the Corporate Secretary must receive this notice on or after January 4, 2007, and on or before February 3, 2007, unless the annual meeting in 2007 is more than 30 days before, or more than 70 days after, such anniversary date, then notice by the stockholder to be timely must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. You may contact Nalco's Corporate Secretary at the address mentioned above for a copy of the relevant Bylaw provisions regarding the requirements for making shareholder proposals and nominating director candidates.

How may a shareholder communicate with the Board of Directors?

All correspondence addressed to the Board of Directors or to one or more members of the Board of Directors should be sent to the Corporate Secretary at the following address:

Corporate Secretary c/o Nalco Company 1601 W. Diehl Road Naperville, IL 60563-1198

All correspondence received by the Corporate Secretary will be promptly acknowledged and reviewed by the Corporate Secretary, who will determine whether the correspondence should be forwarded immediately to the Board of Directors or any member of the Board of Directors or whether the correspondence should be presented to the Board of Directors at its next regular meeting.

OFFICERS OF THE COMPANY AS OF DECEMBER 31, 2005

Name	Office	First Became an Officer	Age
William H. Joyce	Chairman and Chief Executive Officer	2003	70
Bradley J. Bell	Executive Vice President, Chief Financial Officer	2003	53
William J. Roe	Executive Vice President, Chief Operating Officer President, Industrial & Institutional Services Division	1998	52
Daniel M. Harker	Senior Vice President, Global Supply Chain	2000	53
John L. Gigerich	Vice President, Administration	2004	63
Philippe Creteur	Group Vice President, President, Equipment Division and Managing Director, European Operations	2001	41
Mark W. Irwin	Group Vice President, President, Paper Services Division	2003	41
Louis L. Loosbrock	Group Vice President, President, Pacific Division	2002	52
Gregory N. Nelson	Group Vice President, President, Service and Alternate Channels	2005	50
Deborah C. Hockman	Vice President, Safety, Health and Environment	2003	50
Stephen N. Landsman	Vice President, General Counsel and Corporate Secretary	2003	46
Frederic Jung	Controller	2005	42
Mary T. Manupella	Vice President Human Resources	2005	56
Richard J. O'Shanna	Division Vice President, Tax Officer	2004	48

ANNEX A

NALCO HOLDING COMPANY AND ITS SUBSIDIARIES
MANAGEMENT INCENTIVE PLAN
(As Amended and Restated Effective May 4, 2006)

A.	Purpose

The purpose of the Nalco Holding Company Management Incentive Plan (the ‘‘Plan’’) is twofold: (1) to reward key managers of Nalco Holding Company and its subsidiaries (collectively the ‘‘Company’’) for their performance against a number of key financial and strategic objectives, and (2) to ensure that the key managers of the Company have an opportunity to earn competitive levels of total cash compensation in accordance with the Company’s compensation philosophy of ‘‘pay for performance.’’

B.	Plan Year

The Management Incentive Plan is an annual plan. The term of the Plan year is on a calendar year basis, beginning on January 1 and ending on December 31 of the Plan year.

C.	Effective Date and Termination

This amendment and restatement of the Plan was approved by the Nalco Holding Company Compensation Committee (the ‘‘Committee’’) substantially in the form set forth herein on January 26, 2006, and, as amended, will become effective retroactively to January 1, 2006, or such later date as may be required to comply with the requirements of Section 162(m) of the Code (as defined below) when it is approved by the shareholders of the Company. The Plan will remain in effect until such time as the Committee may elect to suspend, amend, or terminate it; provided that in no event shall the Plan remain effective beyond the period for which the Plan has been approved by the shareholders pursuant to Section 162(m) of the Code.

D.	Administration of the Plan

The Plan will be administered in accordance with guidelines included in this document. The Committee will have sole discretionary authority to interpret the Plan, and its determinations shall be final. Notwithstanding the foregoing, to the extent that the Committee is not comprised solely of members who are ‘‘outside directors’’ within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the ‘‘Code’’), the Plan shall be administered by a subcommittee of the Committee comprised of outside directors (within the meaning of Code Section 162(m)) and, in such event, references in this Plan to the Committee shall be deemed to refer to such subcommittee of the Committee.

All awards are subject to the discretion of the Committee. Subject to restrictions imposed by Code Section 162(m), the Committee has the full authority to: 1) vary, withhold, grant, or reinstate awards; 2) to vary or eliminate performance goals, targets, and metrics; and 3) to determine, calculate, and vary performance assessments. The Committee shall provide how any performance goals, targets and metrics shall be adjusted to the extent necessary to prevent dilution or enlargement of any award as a result of extraordinary events or circumstances, as determined by the Committee, or to exclude the effects of extraordinary, unusual, or non-recurring items; changes in applicable laws, regulations, or accounting principles; currency fluctuations; discontinued operations; non-cash items, such as amortization, depreciation, or reserves; asset impairment; or any recapitalization, restructuring, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-up, combination, liquidation, dissolution, sale of assets, or other similar corporate transaction; provided, however, that no such adjustment will be made to the award of a ‘‘Covered Employee’’ (within the meaning of Code Section 162(m)) if the effect of such adjustment would cause the award to fail to qualify as ‘‘performance based compensation’’ within the meaning of Section 162(m) of the Code.

If an error is made in calculating the amount of an award, the Committee reserves the right to correct the award and to request the repayment of any such award which was paid and/or to offset the amount of any such award from any severance pay which the Company may wish to pay.

The Committee, in its discretion, may delegate to the Chief Executive Officer of the Company the authority, subject to the terms and conditions as the Committee shall determine, to grant and administer awards to participants who are not Covered Employees.

E.	Eligibility

The Committee will designate categories of management employees to participate in the Plan for each Plan year. Employees who participate in other Company-sponsored bonus or sales incentive plans will not be eligible to participate in the Plan, with the exceptions of the Nalco Company Profit Sharing and Savings Plan and the Nalco Holding Company 2004 Stock Incentive Plan. The Committee’s designation of a manager as a participant does not require the Committee to designate the manager as a participant in any other Plan year. Employees assigned to job roles that have been designated as participating in the Plan are not automatically qualified to participate in the Plan.

F.	Target Awards

No later than 90 days after the beginning of the calendar year, the Committee will assign to each participant a target award as a percentage of the base pay earned by the participant during the applicable calendar year. Where applicable, in certain countries, base salary includes 13th, 14th, and 15th month salary and other payments considered by custom as fixed earnings for the purpose of calculating awards. This includes any direct salary paid in U.S. dollars by the Company, but does not include vacation bonuses, pay in lieu of vacations, assignment allowances, or any other regular, variable or incentive compensation paid by Nalco or a subsidiary company.

The award actually earned may range from 0 to 200% of the target award depending on the degree to which specified performance goals are achieved. Total awards under the Plan in any one cycle will be reviewed by the Committee, and the Committee has the discretion to vary the Plan, including an increase or reduction in the amount of a participant’s available award (including a reduction to zero), based on any subjective or objective factors that it determines to be appropriate in its sole discretion; provided, however, in the case of a Covered Employee, the Committee may reduce (including a reduction to zero), but may not increase the amount of an available award or waive the achievement of the applicable performance goals.

G.	Performance Measurements and Weights

The Committee will assign to each participant an award basis related to the individual’s responsibilities. Individual awards will depend on the attainment of any of the following performance criteria, either alone or in any combination, which may be expressed with respect to the Company or one or more operating units or groups, as the Committee may determine: cash flow; cash flow from operations; total earnings; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; earnings from operations; net asset turnover; inventory turnover; capital expenditures; net earnings; operating earnings; gross or operating margin; debt; working capital; return on equity; return on net assets; return on total assets; return on capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; debt reduction; productivity; delivery performance; safety record; stock price; and total stockholder return. Performance goals may be determined on an absolute basis or relative to internal goals or relative to levels attained in prior years or related to other companies or indices or as ratios expressing relationships between two or more performance goals.

H.	Award Levels

Awards earned between target points are based on interpolation of the data. Notwithstanding any provision of the Plan or an award agreement to the contrary, in no event may an award earned by a Covered Employee with respect to any calendar year exceed $4 million.

I.	Form and Timing of Payment

Following the end of the calendar year, the Committee shall determine whether and to what extent the performance goals have been attained. Amounts payable under the provisions of the Plan will be paid in cash (subject to applicable withholding requirements) as soon as practical after the end of the applicable calendar year and no later than March 15. Participants must be employed with the company on the date of payment in order to qualify for the payment of an award except for employees who have died, become disabled, or retired in the calendar year of their award. International awards will be communicated to Regional Human Resources as a percentage of the participant’s base salary to be paid in local currency.

J.	Changes in Positions and Circumstances

Subject to the limitations imposed by Section 162(m) of the Code, the achieved award of participants whose eligibility for participation and/or target level of participation changed as a result of a transfer, promotion, or demotion will be calculated using the nearest whole number of months in each role or roles.

To the extent permitted under Section 162(m) of the Code, new employees who are employed by the Company will be eligible to participate in the plan effective with their start date, subject to the discretion of the Committee. The amount of the award paid will be prorated based on the number of months employed during the year.

K.	Termination of Employment

If a participant is terminated prior to year-end by reason of death, disability, or retirement, the award will be based on the nearest whole number of months actively employed. If a participant is terminated prior to year-end for any reason other than death, disability, or retirement, any award paid will be subject to the sole discretion of the Committee; if a payment is made, it will be prorated based on the nearest whole number of months actively employed. No payment will be made for employees who voluntarily resign or are terminated due to performance or for cause.

L.	Participant Rights

The payment of an award to an employee with respect to any one year does not guarantee the employee future employment by the Company or its subsidiaries or affiliates, nor future participation in the Plan. Employee’s rights under the Plan are not assignable.

M.	Plan Changes

The Plan may be changed, modified, suspended, amended or discontinued at any time without prior notice by the Committee, in its sole discretion.

The Plan is not intended to confer contractual rights on participants.

Proxy — NALCO HOLDING COMPANY

Solicited on Behalf of the Board of Directors for the Annual Meeting, May 4, 2006, Naperville, Illinois

The undersigned hereby appoints Bradley J. Bell, Stephen N. Landsman, and Michael P. Murphy, or any of them, with full power of substitution, to represent and to vote the Common Stock of the undersigned at the annual meeting of stockholders of Nalco Holding Company, to be held at 1601 West Diehl Road, Naperville, Illinois, on May 4, 2006, at 9:00 a.m., or at any adjournment thereof as stated on the reverse side.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxy Committee cannot vote your shares unless you sign and return this card.

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Mark this box with an X if you have made
changes to your name or address details above.

Annual Meeting Proxy Card

A. Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold	Withhold From All Nominees
01 – Mr. Rodney F. Chase	[ ]	[ ]	[ ]
02 – Mr. Richard B. Marchese	[ ]	[ ]	[ ]
03 – Mr. Paul H. O’Neill	[ ]	[ ]	[ ]

B. Issues

The Board of Directors recommends a vote FOR proposal 2 and FOR proposal 3.

	For	Against	Abstain
2. Ratification of appointment of Ernst & Young LLP as the Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2006.	[ ]	[ ]	[ ]

	For	Against	Abstain
3. Approval of the Amended and Restated Management Incentive Plan.	[ ]	[ ]	[ ]

C. Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 – Please keep signature within the box______________________

Signature 2 – Please keep signature within the box______________________

Date (mm/dd/yyyy)